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                                                                  CONFORMED COPY





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                                  $150,000,000

                               TERM LOAN AGREEMENT

                                      AMONG

                          SIRIUS SATELLITE RADIO INC.,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,
                                   AS ARRANGER

                          LEHMAN COMMERCIAL PAPER INC.,
                              AS SYNDICATION AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT


                            DATED AS OF JUNE 1, 2000



================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

SECTION 1. DEFINITIONS............................................................................................1
         1.1  Defined Terms.......................................................................................1
         1.2  Other Definitional Provisions......................................................................26
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................27
         2.1  Commitments........................................................................................27
         2.2  Procedure for Borrowing............................................................................27
         2.3  Optional Term Loans................................................................................27
         2.4  Repayment of Loans.................................................................................29
         2.5  Repayment of Loans; Evidence of Debt...............................................................29
         2.6  Commitment Fees, etc...............................................................................30
         2.7  Termination or Reduction of Commitments............................................................30
         2.8  Optional Prepayments...............................................................................30
         2.9  Mandatory Prepayments..............................................................................31
         2.10  Conversion and Continuation Options...............................................................32
         2.11  Minimum Amounts and Maximum Number of Eurodollar Tranches.........................................32
         2.12  Interest Rates and Payment Dates..................................................................33
         2.13  Computation of Interest and Fees..................................................................33
         2.14  Inability to Determine Interest Rate..............................................................34
         2.15  Pro Rata Treatment and Payments...................................................................34
         2.16  Requirements of Law...............................................................................36
         2.17  Taxes.............................................................................................37
         2.18  Indemnity.........................................................................................39
         2.19  Illegality........................................................................................39
         2.20  Change of Lending Office..........................................................................40
         2.21  Replacement of Lenders under Certain Circumstances................................................40
SECTION 3. REPRESENTATIONS AND WARRANTIES........................................................................41
         3.1  Financial Condition................................................................................41
         3.2  No Change..........................................................................................41
         3.3  Corporate Existence; Compliance with Law...........................................................41
         3.4  Corporate Power; Authorization; Enforceable Obligations............................................42
         3.5  No Legal Bar.......................................................................................42
         3.6  No Material Litigation.............................................................................42
         3.7  No Default.........................................................................................42
         3.8  Ownership of Property; Liens.......................................................................42
         3.9  Intellectual Property..............................................................................43
         3.10  Taxes.............................................................................................43
         3.11  Federal Regulations...............................................................................43
         3.12  Labor Matters.....................................................................................43
         3.13  ERISA.............................................................................................44
         3.14  Investment Company Act; Other Regulations.........................................................44
         3.15  Subsidiaries......................................................................................44
         3.16  Use of Proceeds...................................................................................44
         3.17  Environmental Matters.............................................................................44
         3.18  Accuracy of Information, etc......................................................................46


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                                       i







         3.19  Security Documents................................................................................46
         3.20  Solvency..........................................................................................47
         3.21  Licenses; Permits; etc............................................................................47
         3.22  FCC Compliance, etc...............................................................................47
SECTION 4. CONDITIONS PRECEDENT..................................................................................48
         4.1  Conditions to Loans................................................................................48
SECTION 5. AFFIRMATIVE COVENANTS.................................................................................51
         5.1  Financial Statements...............................................................................51
         5.2  Certificates; Other Information....................................................................52
         5.3  Payment of Obligations.............................................................................53
         5.4  Conduct of Business and Maintenance of Existence, etc..............................................53
         5.5  Maintenance of Property; Insurance.................................................................54
         5.6  Inspection of Property; Books and Records; Discussions.............................................54
         5.7  Notices............................................................................................54
         5.8  Environmental Laws.................................................................................55
         5.9  Additional Collateral, etc.........................................................................55
         5.10  Further Assurances................................................................................57
         5.11  Transfer of FCC Licenses..........................................................................57
         5.12  Maintenance of a Ground Spare Satellite...........................................................57
         5.13  Guarantees........................................................................................57
SECTION 6. NEGATIVE COVENANTS....................................................................................57
         6.1  Financial Condition Covenants......................................................................58
         6.2  Limitation on Indebtedness.........................................................................59
         6.3  Limitation on Liens................................................................................60
         6.4  Limitation on Fundamental Changes..................................................................62
         6.5  Limitation on Disposition of Property..............................................................62
         6.6  Limitation on Restricted Payments..................................................................63
         6.7  Limitation on Investments..........................................................................63
         6.8  Limitation on Optional Payments and Modifications of Debt Instruments, etc.........................64
         6.9  Limitation on Transactions with Affiliates.........................................................65
         6.10  Limitation on Sales and Leasebacks................................................................66
         6.11  Limitation on Changes in Fiscal Periods...........................................................66
         6.12  Limitation on Negative Pledge Clauses.............................................................66
         6.13  Limitation on Restrictions on Subsidiary Distributions............................................66
         6.14  Limitation on Lines of Business...................................................................67
         6.15  Limitation on Amendments to Loral Agreement.......................................................67
         6.16  Limitation on License Subsidiary..................................................................67
         6.17  Limitation on Hedge Agreements....................................................................67
SECTION 7. EVENTS OF DEFAULT.....................................................................................67
SECTION 8. THE AGENTS............................................................................................70
         8.1  Appointment........................................................................................70
         8.2  Delegation of Duties...............................................................................71
         8.3  Exculpatory Provisions.............................................................................71
         8.4  Reliance by Agents.................................................................................71
         8.5  Notice of Default..................................................................................72
         8.6  Non-Reliance on Agents and Other Lenders...........................................................72
         8.7  Indemnification....................................................................................72
         8.8  Agent in Its Individual Capacity...................................................................73
         8.9  Successor Administrative Agent.....................................................................73
         8.10  Authorization to Release Liens and Guarantees.....................................................74

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                                       ii






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

         8.11  The Arranger; the Syndication Agent...............................................................74
SECTION 9. MISCELLANEOUS.........................................................................................74
         9.1  Amendments and Waivers.............................................................................74
         9.2  Notices............................................................................................76
         9.3  No Waiver; Cumulative Remedies.....................................................................77
         9.4  Survival of Representations and Warranties.........................................................77
         9.5  Payment of Expenses................................................................................77
         9.6  Successors and Assigns; Participations and Assignments.............................................78
         9.7  Adjustments; Set-off...............................................................................81
         9.8  Counterparts.......................................................................................81
         9.9  Severability.......................................................................................82
         9.10  Integration.......................................................................................82
         9.11  GOVERNING LAW.....................................................................................82
         9.12  Submission To Jurisdiction; Waivers...............................................................82
         9.13  Acknowledgments...................................................................................83
         9.14  Confidentiality...................................................................................83
         9.15  Release of Collateral and Guarantee Obligations...................................................84
         9.16  Accounting Changes................................................................................84
         9.17 Delivery of Lender Addenda.........................................................................85
         9.18 Effectiveness......................................................................................85
         9.19  WAIVERS OF JURY TRIAL.............................................................................85

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                                      iii








ANNEXES:

A                     Pricing Grid

SCHEDULES:

3.4                   Consents, Authorizations, Filings and Notices
3.15                  Subsidiaries
3.19(a)-1             UCC Filing Jurisdictions
3.19(a)-2             UCC Financing Statements to Remain on File
3.19(a)-3             UCC Financing Statements to be Terminated
3.21                  Licenses
4.1(d)                FCC Licenses
6.2(d)                Existing Indebtedness
6.3(f)                Existing Liens


EXHIBITS:

A                     Form of Collateral Agreement
B                     Form of Compliance Certificate
C                     Form of Closing Certificate
D                     Form of Assignment and Acceptance
E-1                   Form of Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
E-2                   Form of Legal Opinion of Patrick Donnelly, Esq.
E-3                   Form of Legal Opinion of Wiley, Rein & Fielding
F                     Form of Note
G                     Form of Exemption Certificate
H                     Form of Lender Addendum
I                     Form of Borrowing Notice


         TERM LOAN AGREEMENT, dated as of June 1, 2000, among SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              -------------------


         WHEREAS, the Borrower wishes to establish a credit facility to provide financing for its working capital needs, capital expenditures and general corporate purposes; and

         WHEREAS, the Lenders are willing to make such credit facility available upon and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "Additional Senior Debt": with respect to the Borrower, any Indebtedness (other than Subordinated Debt) incurred after May 4, 2000, provided that:

                    (a) in the case of any incurrence of Additional Senior Debt in an aggregate principal amount in excess of $5,000,000, the Borrower shall have furnished to the Administrative Agent a certificate of a Responsible Officer of the Borrower to the effect that immediately before and immediately after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing;

                    (b) no more than $500,000,000 aggregate principal amount of such Indebtedness shall be secured by any assets of any Loan Party;

                    (c) up to $75,000,000 aggregate principal amount of such Indebtedness may provide for principal payments prior to the final maturity date of the Loans, so long as such Indebtedness consists of Capital Lease Obligations that have a Weighted Average Life that is greater than the Weighted Average Life of the Loans;

                    (d) except as set forth in clause (c) above, such Indebtedness shall not provide for scheduled principal payments on or prior to the final maturity date of the Loans;

                    (e) such Indebtedness (taking into account any interest rate protection in respect thereof) shall not bear cash interest at a per annum rate in excess of 14.5% per annum; and

                    (f) such Indebtedness shall not be issued or incurred in the syndicated loan markets.

         "Adjusted Pre-Sac Cash Flow": for any period, (a) Pre-Sac Cash Flow for such period less (b) the product of (i) the number of Subscribers that canceled their subscriptions or failed to renew their expiring subscriptions during such period multiplied by (ii) the Subscription Acquisition Cost Per Subscriber for such period.

         "Adjustment Date": as defined in the Pricing Grid.

         "Administrative Agent": as defined in the preamble hereto.

         "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

         "Agreement": this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin": for Base Rate Loans, 4.00%; and for Eurodollar Loans, 5.00%; provided, that on and after the first Adjustment Date, the foregoing margins will be determined pursuant to the Pricing Grid; provided, further, that the margins set forth in this definition and in the Pricing Grid shall be subject to increase as set forth in Section 6.1(c).

         "Arranger": as defined in the preamble hereto.

         "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e) or (g) of Section 6.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,000,000.

         "Assignee": as defined in Section 9.6(c).

         "Assignor": as defined in Section 9.6(c).

         "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

         "Benefitted Lender": as defined in Section 9.7(a).

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower": as defined in the preamble hereto.

         "Borrowing Date": any Business Day specified by the Borrower as the date on which the Borrower requests the Lenders to make Loans hereunder.

         "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit I, delivered to the Administrative Agent.

         "Business Day": (a) for all purposes other than as covered by clause
(b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period, and including FCC Licenses and other Satellite Radio Assets to the extent that the acquisition of such FCC Licenses or other Satellite Radio Assets permits the Borrower or any of its Subsidiaries to avoid purchasing fixed or capital assets that would otherwise be required, but excluding any expenditures made with common stock or PIK Preferred Stock (other than Disqualified Stock) of the Borrower in connection with any Permitted Acquisition) which are required to be capitalized under GAAP on a balance sheet of such Person. Capital Expenditures shall be deemed to include any amount expended (other than common stock or PIK Preferred Stock (other than Disqualified Stock) of the Borrower issued in connection with a Permitted Acquisition) for the acquisition of any Person that holds fixed or capital assets (including FCC Licenses and other Satellite Radio Assets, subject to the limitations described above) to the extent that the purchase of such assets directly by the Borrower or any Subsidiary would constitute a Capital Expenditure.

         "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "C/D Assessment Rate": for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 'SS'
327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

         "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

         "Change of Control": the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Borrower; (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 40% of the outstanding common stock of the Borrower; (c) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; (d) the Borrower shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the License Subsidiary free and clear of all Liens (except Liens created by the Pledge Agreement); or (e) a Specified Change of Control.

         "Closing Date": the date on which the conditions precedent set forth in
Section 4.1 shall have been satisfied, which date shall be not later than the last day of the Commitment Period.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Collateral Agent": The Bank of New York, in its capacity as collateral agent under the Intercreditor Agreement, and any successor in such capacity.

         "Collateral Agreement": the Collateral Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

         "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment and the Optional Term Loan Commitment of such Lender.

         "Commitment Fee Rate": (a) 0.50% per annum for the period from October 15, 2000 through December 31, 2000, (b) 1.00% per annum for the period from January 1, 2001 through March 31, 2001 and (c) 1.25% per annum for the period from April 1, 2001 through May 31, 2001.

         "Commitment Period": the period commencing on the date hereof and ending on November 30, 2000 (the "Initial Commitment Termination Date"), provided that (a) the Borrower may, at its option, elect, in a notice given as herein provided to the Administrative Agent during the 30-day period commencing on October 1, 2000, to extend the availability of the Commitments and the end of such period to May 31, 2001 (such date, if so elected, the "Extended Commitment Termination Date") and (b) the Initial Commitment Termination Date or the Extended Commitment Termination Date, as the case may be, will, at the request of the Borrower, in a notice given as herein provided to the Administrative Agent during the 15-day period commencing on the date that is 30 days prior to the Initial Commitment Termination Date or the Extended Commitment Termination Date, as the case may be, be extended for up to 45 days if, prior to the Initial Commitment Termination Date or the Extended Commitment Termination Date, as the case may be, the Borrower has successfully launched two satellites but has not completed the Technology Testing.

         "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

         "Communications Act": the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

         "Confidential Information Memorandum": the Confidential Information Memorandum to be furnished to the initial Lenders in connection with the syndication of the Tranche A Term Loan Facility.

         "Consolidated Current Assets": of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

         "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower, the current portion of any Funded Debt of the Borrower and its Subsidiaries.

         "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness of such Person and its Subsidiaries, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (A) have been previously provided to the Administrative Agent (with copies for each Lender) and (B) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or
(2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

         "Consolidated Interest Expense": of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

         "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries,
(b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Working Capital": at any date, the difference of (a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

         "Continuing Directors": the directors of the Borrower on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 662/3% of the then Continuing Directors in his or her election by the shareholders of the Borrower.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Control Investment Affiliate": as to any Person, any other Person that
(a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied (including, in any event, a "Default" under and as defined in any Indenture and any Subordinated Debt Document).

         "Derivatives Counterparty": as defined in Section 6.6.

         "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Disqualified Stock": means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the final maturity date of the Loans, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

         "Dollars" and "$": lawful currency of the United States of America.

         "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

         "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, applicable judicial decisions applying principles of common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

         "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

         "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                           ---------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date.

         "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Excess Cash Flow": for any fiscal year of the Borrower, the difference, if any, of (a the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness incurred in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) all optional prepayments of the Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

         "Excess Cash Flow Application Date": as defined in Section 2.9(c).

         "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

         "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility") and
(b) the

Optional Term Loan Commitments, if any, and the Optional Term Loans made thereunder (the "Optional Term Loan Facility").

         "FCC": the Federal Communications Commission (or any successors thereto or an analogous Governmental Authority).

         "FCC Licenses": Licenses issued by the FCC permitting the transmission of satellite radio communications and activities related thereto, including, without limitation, the placement of satellites in orbit, the operation of an uplink facility and the construction and operation of terrestrial repeating transmitters.

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

         "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "Fourth Satellite": the collective reference to the fourth FS-1300 spacecraft to be delivered to the Borrower under the Loral Agreement and any replacement satellite thereof.

         "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarter, respectively, of such fiscal year of the Borrower (e.g., FQ1 2003 means the first fiscal quarter of the Borrower's 2003 fiscal year, which quarter ends March 31, 2003).

         "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

         "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

         "FYE 2002": the four consecutive fiscal quarters of the Borrower's 2002 fiscal year ending December 31, 2002.

         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee": as defined in Section 5.13.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person (other than by the issuance of additional Capital Stock), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;
(i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries that (i) is mandatorily redeemable on any date prior to the date which one year after the final maturity date of the Loans and (ii) is held by any Person other than the issuer thereof and its Wholly Owned Subsidiaries.

         "Indemnified Liabilities": as defined in Section 9.5.

         "Indemnitee": as defined in Section 9.5.

         "Indentures": the collective reference to the Senior Discount Note Indenture, the Senior Note Indenture and any other indenture from time to time in effect governing Indebtedness of the Borrower.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Intercreditor Agreement": an amended and restated intercreditor agreement among the trustee for the Senior Discount Notes, the trustee for the Senior Notes, the Administrative Agent and the Collateral Agent, substantially similar to the existing intercreditor agreement, dated as of May 15, 1999, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and to which other creditors of the Borrower may become parties as contemplated by such intercreditor agreement and by Section 6.2(f) of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

         "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

                    (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

         "Investments": as defined in Section 6.7.

         "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

         "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit H, to be executed and delivered by such Lender on the Closing Date as provided in Section 9.17.

         "Lenders": as defined in the preamble hereto.

         "Licenses": as defined in Section 3.21.

         "License Subsidiary": the collective reference to (a) Satellite CD Radio, Inc., a Delaware corporation, and (b) any other direct or indirect Subsidiary of the Borrower (i) that holds FCC Licenses and engages in no other business and (ii) all of the Capital Stock of which is pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "Loan": any Tranche A Term Loan or Optional Term Loan made by any Lender pursuant to this Agreement.

         "Loan Documents": this Agreement, the Security Documents, the Intercreditor Agreement, the Syndication Letter Agreement, any Guarantees and the Notes.

         "Loan Parties": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

         "Loan Percentage": as to any Lender at any time, the percentage which such Lender's Commitments then constitutes of the aggregate Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

         "Loral Agreement": the collective reference to (a) the Amended and Restated Contract, dated as of June 30, 1998, between the Borrower (formerly known as CD Radio Inc.) and Space Systems/Loral, Inc. and (b) any other agreement with respect to the construction and delivery of a Fourth Satellite, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.15.

         "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its

Subsidiaries taken as a whole, provided that, for purposes of this clause (a), neither of the following shall constitute a Material Adverse Effect: (i) an increase in the cost of installing terrestrial repeating transmitters or (ii) the failure of one of the Borrower's satellites so long as the Fourth Satellite is, at the time of such failure, complete or under contract to be constructed, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents, the Collateral Agent or the Lenders hereunder or thereunder.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

         "Maturity Date": the earlier of (a) the fifth anniversary of the Closing Date and (b) December 31, 2005.

         "Moody's": as defined in the definition of "Cash Equivalents" in this
Section 1.1.

         "Mortgages": each of the mortgages and deeds of trust, if any, made by any Loan Party in favor of, or for the benefit of, the Collateral Agent, in a form reasonably satisfactory to the Administrative Agent.

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "Non-Excluded Taxes": as defined in Section 2.17(a).

         "Non-U.S. Lender": as defined in Section 2.17(d).

         "Note": any promissory note evidencing any Loan.

         "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

         "Optional Term Loan": as defined in Section 2.3(a).

         "Optional Term Loan Amendment": an amendment to this Agreement, in form and substance acceptable to the Borrower, the Administrative Agent and the Optional Term Loan Lenders parties thereto, executed and delivered pursuant to
Section 2.3 to establish an Optional Term Loan Tranche.

         "Optional Term Loan Commitment": as to any Optional Term Loan Lender, the obligation of such Lender, if any, to make an Optional Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth in the Optional Term Loan Amendment related thereto.

         "Optional Term Loan Lender": each Lender which has an Optional Term Loan Commitment or which is the holder of an Optional Term Loan.

         "Optional Term Loan Request": as defined in Section 2.3(a).

         "Optional Term Loan Tranche": as defined in Section 2.3(a).

         "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant": as defined in Section 9.6(b).

         "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Permitted Acquisition": any acquisition made by the Borrower so long as, with respect to any such acquisition, the following conditions are satisfied:

               (a) no Default or Event of Default shall have occurred and be continuing or would result from such acquisition;

               (b) the consideration for such acquisition shall consist solely of (i) the common stock or PIK Preferred Stock (other than Disqualified Stock) of the Borrower and (ii) cash in amount not to exceed the lesser of (A) 10% of the purchase price for such acquisition and (B) $5,000,000, provided that, in any event, the cash consideration paid for all acquisitions in any fiscal year of the Borrower shall not exceed $5,000,000;

               (c) neither the Borrower nor any of its Subsidiaries shall assume or otherwise become liable for any Indebtedness in connection with such acquisition, other than Indebtedness of any Person outstanding on the date on which such Person becomes a Subsidiary or its assets are acquired by the Borrower, provided that (i) such Indebtedness was not created in connection with, or in anticipation of, such acquisition and
         (ii) such Indebtedness is otherwise permitted by Section 6.2;

               (d) in the event that the aggregate fair market value of the consideration payable in respect of any acquisition exceeds $50,000,000 on the date such acquisition is agreed to, the Borrower shall, prior to the public announcement of such acquisition, (i) furnish to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that such acquisition would not result in the rating otherwise in effect with respect to any of the Borrower's outstanding rated Indebtedness being withdrawn, downgraded, placed under review with negative implications or on watch for possible downgrade by S&P or Moody's and (ii) if requested by the Administrative Agent and reasonably obtainable by the Borrower, furnish to the Administrative Agent an opinion of an independent investment bank of national standing reasonably satisfactory to the Administrative Agent to the effect that such acquisition would not, taken as a whole, have material negative implications with respect to the Commitments or Indebtedness hereunder; and

               (e) the aggregate consideration payable for all such acquisitions, measured as of the date each such acquisition is agreed to, shall not exceed $750,000,000, provided that the aggregate consideration payable for all such acquisitions may be increased from $750,000,000 to (i) $1,000,000,000 if the average closing price of a share of the Borrower's common stock (as reported in the Wall Street Journal or such other source as is reasonably acceptable to the Borrower and the Administrative Agent and as adjusted for stock splits, stock dividends, reverse stock splits and similar events) on the 20 successive trading days immediately preceding a public announcement of such acquisition (the "Average Closing Price") is greater than $50 and less than or equal to $75, (ii) $1,500,000,000 if the Average Closing Price is greater than $75 and less than or equal to $100 and (iii) $2,000,000,000 if the Average Closing Price is greater than $100.

         "Permitted Investors": the collective reference to Apollo Investment Fund IV, L.P., Blackstone Management Associates III L.L.C., their respective Affiliates on the date hereof or any successor to such Persons as the holders of the Borrower's 9.2% Series A Junior Cumulative Convertible Preferred Stock, 9.2% Series B Junior Cumulative Convertible Preferred Stock and/or 9.2% Series D Junior Cumulative Convertible Preferred Stock.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PIK Preferred Stock": preferred stock of the Borrower issued after the date hereof, provided that (a) dividends on such preferred stock shall only be payable in additional shares of such preferred stock, (b) immediately before and immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing and (c) substantially final drafts of the documentation governing any such preferred stock, showing the terms thereof, shall have been furnished to the Administrative Agent at least ten Business Days prior to the date of issuance of such preferred stock.

         "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement": a second amended and restated pledge agreement among the Borrower, the trustee for the Senior Discount Notes, the trustee for the Senior Notes, the Administrative Agent and the Collateral Agent, substantially similar to the existing amended and restated pledge agreement, dated as of May 15, 1999, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Pre-Sac Cash Flow": for any period, the sum of (a) Consolidated EBITDA for such period plus, without duplication and to the extent deducted in determining Consolidated EBITDA, (b) marketing expenses, corporate overhead and non-cash operating expenses for such period.

         "Pricing Grid": the pricing grid attached hereto as Annex A.

         "Projections": as defined in Section 5.2(c).

         "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

         "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

         "Reference Lender": Deutsche Bank, New York Office.

         "Refinancing Indebtedness": as defined in Section 6.8(a).

         "Register": as defined in Section 9.6(d).

         "Regulation U": Regulation U of the Board as in effect from time to time.

         "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans or reduce the Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

         "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

         "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

         "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

         "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring nine months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount, provided that with respect to any Reinvestment Event arising from the failure of a satellite or a launch vehicle, the date referred to in clause (a) shall be extended so long as, during such extension, there is in effect an executed contract for the construction of a replacement satellite or launch vehicle, as applicable, and the parties thereto are diligently pursuing such construction.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC
Reg. 'SS' 4043.

         "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the aggregate unpaid principal amount of the Loans then outstanding.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Responsible Officer": the chief executive officer, president, treasurer, senior vice president and general counsel or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

         "Restricted Payments": as defined in Section 6.6.

         "Satellite Radio Assets": all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or useful in connection with the business of building, launching and operating a satellite radio broadcast system and activities (including marketing activities) incidental or ancillary thereto.

         "S&P": as defined in the definition of "Cash Equivalents" in this
Section 1.1.

         "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

         "Security Documents": the collective reference to the Pledge Agreement, the Collateral Agreement, any Mortgage and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

         "Secured Parties": as defined in the Collateral Agreement.

         "Senior Discount Note Indenture": the Indenture, dated as of November 26, 1997, between the Borrower (formerly known as CD Radio Inc.) and The Bank of New York (as successor to IBJ Whitehall Bank and Trust Company), as Trustee, together with all instruments and other agreements entered into by the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.8.

         "Senior Discount Notes": the Borrower's 15% Senior Secured Discount Notes due 2007 in an aggregate principal amount at maturity equal to $296,930,000 issued pursuant to the Senior Discount Note Indenture.

         "Senior Note Indenture": the Indenture, dated as of May 15, 1999, between the Borrower (formerly known as CD Radio Inc.) and United States Trust Company of New York, as Trustee, together with all instruments and other agreements entered into by the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.8.

         "Senior Notes": up to $200,000,000 in aggregate principal amount of the Borrower's 14-1/2% Senior Secured Notes due 2009 issued pursuant to the Senior
Note Indenture.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent": with respect to any Person, as of any date of determination,
(a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to
payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Specified Change of Control": a "Change of Control", or like event, as defined in any Indenture, Subordinated Debt Document or any other document evidencing or governing Indebtedness permitted by Section 6.2(f) or (g).

         "Specified Hedge Agreement": any Hedge Agreement entered into by (a) the Borrower or any of its Subsidiaries and (b) any Lender or any affiliate thereof, as counterparty.

         "Subordinated Debt": with respect to the Borrower, any Indebtedness incurred after May 4, 2000, provided that:

               (a) in the case of any incurrence of Subordinated Debt in an aggregate principal amount in excess of $5,000,000, the Borrower shall have furnished to the Administrative Agent a certificate of a Responsible Officer of the Borrower to the effect that immediately before and immediately after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing;

               (b) such Indebtedness shall have no scheduled principal payments prior to the date that is one year after the final maturity of the Loans;

               (c) such Indebtedness shall not be secured by any assets of any Loan Party;

               (d) such Indebtedness (taking into account any interest rate protection in respect thereof) shall not bear cash interest at a per annum rate in excess of 14.5% per annum;

               (e) no covenant or default contained in the Subordinated Debt Documents governing or evidencing such Indebtedness shall be more restrictive than those contained in this Agreement;

               (f) the Obligations constitute "Senior Indebtedness" (or any comparable concept) under and as defined in the Subordinated Debt Documents; and

               (g) the Subordinated Debt Documents governing or evidencing such Indebtedness shall contain subordination terms that, in the reasonable determination of the Administrative Agent, are no less favorable to the Lenders than those customarily applicable, at the time of issuance of such Indebtedness, to offerings of comparable subordinated debt.

         "Subordinated Debt Documents": all indentures, instruments, agreements and other documents governing or evidencing Subordinated Debt.

         "Subscriber Acquisition Cost Per Subscriber": for any period, a fraction the numerator of which is the Subscriber Acquisition Costs for such period and the denominator of which is the number of Subscribers as at the last day of such period.

         "Subscriber Acquisition Costs": for any period, those marketing and selling expenses and capitalized costs incurred in the generation of Subscribers during such period, including, but not limited to, sales commissions, advertising and promotional expenses, rebates on equipment and other equipment subsidies.

         "Subscribers": subscribers for the satellite radio services provided by the Borrower and its Subsidiaries (a) from whom the Borrower has received at least one payment for radio service (including, for purposes of this definition, payments for radio service received from automotive manufacturers), (b) whose account balance is not more than 60 days past due, measured from the invoice due date thereof, without giving effect to any extensions thereof, and (c) who have not canceled their subscription or failed to renew their expiring subscription.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Syndication Letter Agreement": the letter agreement, dated as of June 1, 2000, among the Borrower, the Administrative Agent, the Syndication Agent and the Arranger relating to the syndication of the Tranche A Term Loan Facility.

         "Technology Testing": a test of the Borrower's satellite audio service using broadcasts from two satellites and, to the extent available, terrestrial repeaters, in both urban/suburban and rural environments, which achieves overall system performance that meets or exceeds the specifications agreed to by the Borrower and its satellite, system design, automotive and receiver manufacturing technology partners, as certified by a Responsible Officer of the Borrower and accepted by the Administrative Agent (which acceptance shall not be unreasonably withheld, conditioned or delayed). The specifications will require, among other things, that the Borrower's signal achieve at least FM-quality music and provide for aggregate signal availability appropriate for a consumer electronics product. In addition, the Borrower's service shall provide at a minimum an FM Quality Signal for its music channels in a variety of urban, suburban and rural areas notwithstanding weather and foliage conditions. For purposes of this definition, the term "FM Quality Signal" shall mean a signal which is capable of providing sound quality typical of that experienced in automobiles using a typical consumer-oriented receiver tuned to the most popular radio stations in the top 50 radio markets.

         "Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, the obligation of such Lender to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche A Term Loan Commitments is $150,000,000.

         "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or is the holder a Tranche A Term Loan.

         "Tranche A Term Loans": as defined in Section 2.1.

         "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

         "Weighted Average Life": when applied to any committed revolving credit facility or any Indebtedness, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled commitment reduction or, as the case may be, installment, sinking fund or other scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such reduction or payment, by (b) the aggregate maximum commitment to lend then in effect under such committed revolving credit facility or, in cases other than committed revolving credit facilities, the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Commitments. Subject to the terms and conditions hereof, the Tranche A Term Loan Lenders severally agree to make term loans ("Tranche A Term Loans") to the Borrower on the Closing Date in a principal amount for each Tranche A Term Loan Lender not to exceed the amount of such Lender's Tranche A Term Loan Commitment. The Tranche A Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

         2.2 Procedure for Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Loans on the Closing Date. The Loans shall initially be Base Rate Loans. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower, not later than 2:00 P.M., New York City time, on the Closing Date, the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent.

         2.3 Optional Term Loans. (a) Subject to the terms and conditions hereof, the Borrower may, with the consent of the Required Lenders, at any time and from time to time prior to Closing Date, establish one or more additional term loan tranches (each, an "Optional Term Loan Tranche") pursuant to which term loans ("Optional Term Loans") may be made on the Closing Date; provided, however, that, unless otherwise consented to by the Administrative Agent, the aggregate Commitments of all Lehman Entities shall not, after giving effect to each such Optional Term Loan Tranche, exceed $25,000,000. Each Optional Term Loan Tranche shall be in a principal amount of at least $5,000,000, and all Optional Term Loan Tranches shall not exceed $50,000,000 in the aggregate. The Borrower shall request the establishment of an Optional Term Loan

Tranche by delivery to the Administrative Agent of a written request therefor (an "Optional Term Loan Request") which shall be promptly distributed by the Administrative Agent to the Lenders. Each Optional Term Loan Request shall (i) set forth the aggregate principal amount of the requested Optional Term Loan Tranche and (ii) be accompanied by such information as the Administrative Agent shall reasonably request for use in syndication of the requested Optional Term Loans. All Optional Term Loans shall have the same terms and conditions as are applicable to Tranche A Term Loans hereunder, including, without limitation, the amortization schedule, the Maturity Date, the Applicable Margin, the Commitment Fee Rate, the procedures for borrowing and the borrowing conditions; provided, however, that the Administrative Agent or the Optional Term Loan Lenders may require, in connection with any Optional Term Loan Amendment relating to any Optional Term Loan Tranche, that the Borrower or any of its Subsidiaries provide additional collateral security for the Loans.

         (b) The Borrower may offer to any existing Lender, or to one or more additional banks, financial institutions or other entities reasonably acceptable to the Administrative Agent, the opportunity to participate in all or a portion of an Optional Term Loan Tranche.

         (c) The effectiveness of any Optional Term Loan Tranche shall be contingent upon (i) execution and delivery by the Administrative Agent and the Borrower of an Optional Term Loan Amendment relating to such Optional Term Loan Tranche, (ii) execution and delivery by each Lender providing Optional Term Loan Commitments under such Optional Term Loan Tranche of a Lender Addendum, with such changes thereto as are necessary to reflect that such Lender Addendum relates to the Optional Term Loan Amendment rather than this Agreement, pursuant to which each such Lender becomes a party to the Optional Term Loan Amendment relating to such Optional Term Loan Tranche, (iii) execution and delivery by the Borrower (and, if applicable, any of its Subsidiaries) of such amendments to the Security Documents or such other documents as the Administrative Agent reasonably deems necessary or desirable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in any Property of the Borrower or any of its Subsidiaries in which a security interest is required to be granted in accordance with the Optional Term Loan Amendment executed for such Tranche and (iv) receipt by the Administrative Agent of such corporate resolutions and officer's certificates of the Borrower and legal opinions of counsel to the Borrower as the Administrative Agent shall reasonably request with respect thereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent. In the case of any Lender Addendum with respect to an Optional Term Loan Amendment executed by any Person that was not theretofore a Lender, upon the effectiveness of such Optional Term Loan Amendment such Person shall be a party hereto and a Lender hereunder. The Borrower and the Administrative Agent agree to negotiate in good faith any Optional Term Loan Amendment relating to any Optional Term Loan Tranche.

         (d) No Lender shall have any obligation to participate in any Optional Term Loan Tranche unless it agrees to do so in its sole discretion.

         2.4 Repayment of Loans. The Loans of each Lender shall mature in consecutive quarterly installments, commencing on March 31, 2003, each of which shall be in an amount equal to such Lender's Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Loans made on the Closing Date:

                   Installment                          Percentage
                   -----------                          ----------
                   March 31, 2003                            0.25%
                   June 30, 2003                             0.25%
                   September 30, 2003                        0.25%
                   December 31, 2003                         0.25%
                   March 31, 2004                            2.25%
                   June 30, 2004                             2.25%
                   September 30, 2004                        2.25%
                   December 31, 2004                         2.25%
                   March 31, 2005                           22.50%
                   June 30, 2005                            22.50%
                   September 30, 2005                       22.50%
                   Maturity Date                            22.50%


         2.5 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of the Loans of such Lender in installments according to the amortization schedule set forth in Section 2.4 (or on such earlier date on which the Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.12.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and the payments by the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note substantially in the form of Exhibit F (a "Note") with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

         2.6 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including October 15, 2000 to the Closing Date, computed at the Commitment Fee Rate on the Commitments of such Lender, payable quarterly in arrears on the last day of each March, June, September and December and on the date of expiration or termination of the Commitments, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

         2.7 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate any of the Commitments or, from time to time, to reduce the amount of any of the Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the applicable Commitments then in effect.

         2.8 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided in this Section 2.8 and in Section 2.18), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

         (b) Each optional prepayment in respect of the Loans on or prior to the third anniversary of the Closing Date shall be accompanied by a prepayment premium equal to (i) if such prepayment is made on or prior to the first anniversary of the Closing Date, 5% of the principal amount of such prepayment,
(ii) if such prepayment is made after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 3% of the principal amount of such prepayment and (iii) if such prepayment is made after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 1% of the principal amount of such prepayment. Any prepayment of the Loans upon the refinancing thereof (whether with proceeds of equity or Indebtedness) or upon the occurrence of a Change of Control shall be deemed to be an optional prepayment; provided, however, that the prepayment premium applicable to any prepayment of the Loans upon the occurrence of a Change of Control shall, notwithstanding the foregoing, be equal to 1% of the principal amount of such prepayment.

         2.9 Mandatory Prepayments. (a) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.2 as in effect on the date of this Agreement), then, on the date of such incurrence, the Loans shall be prepaid, and/or the Commitments shall be reduced, by an amount equal to the amount of such Net Cash Proceeds. The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries.

         (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by the Borrower or such Subsidiary of such Net Cash Proceeds, the Loans shall be prepaid, and/or the Commitments shall be reduced, by an amount equal to the amount of such Net Cash Proceeds; provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events (other than Recovery Events arising from satellite or launch failures) that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 at any one time outstanding and (ii) on each Reinvestment Prepayment Date the Loans shall be prepaid, and/or the Commitments shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by
Section 6.5.

         (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Loans shall be prepaid, and/or the Commitments shall be reduced, by an amount equal to 50% of such Excess Cash Flow.

Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in
Section 5.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

         2.10 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that if a Eurodollar Loan is converted on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Maturity Date. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

         (b) Subject to Section 2.14, the Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Maturity Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

         2.11 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

         2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

         (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

         (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.13 Computation of Interest and Fees. (a) Interest and fees, payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

         2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (or the Required Lenders, as the case may be, which they agree to do as soon as circumstances allow), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         2.15 Pro Rata Treatment and Payments. (a) The borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Loan Percentages of the Lenders. Each payment in respect of principal or interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders. Each principal prepayment of the Loans shall be allocated among the Lenders pro rata based on the principal amount of Loans held by such Lenders and shall be applied to the installments of such Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Loans may not be reborrowed.

         (b) The application of any payment of Loans (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each payment of the Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

         (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

         (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         2.16 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

         (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.17 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding
(i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause
(i) above. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties (the "Assessed Amount") that may become payable by any Agent or any Lender as a result of any such failure; provided that in the event that any Agent or any Lender, as the case may be, successfully contests the assessment of the Assessed Amount, such Agent or Lender shall refund, to the extent of any refund thereof made to such Agent or Lender, any amounts paid by the Borrower under this Section 2.17(c) in respect of such Assessed Amount net of all out-of-pocket expenses of such Agent or Lender attributable thereto. The Borrower, upon the request of such Agent or Lender, agrees to repay the amount paid over to the Borrower pursuant to the preceding sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or Lender in the event such Agent or Lender, as applicable, is required to repay such refund to such Governmental Authority. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit G and two copies of Form W-8BEN or, in either case, any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

         (e) A Lender (or Transferee) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         2.18 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than lost profit or margin) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.19 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate

Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.18.

         2.20 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16, 2.17(a) or
2.19 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16, 2.17(a) or 2.19.

         2.21 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17 or gives a notice of illegality pursuant to Section 2.19 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.20 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.19, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement,
(v) the Borrower shall be liable to such replaced Lender under Section 2.18 (as though Section 2.18 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent,
(vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(viii) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  3.1 Financial Condition. (a) The audited consolidated balance sheets of the Borrower as at December 31, 1999 and December 31, 1998, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at March 31, 2000, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph or that have not been disclosed to the Lenders. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or Property.

                  3.2 No Change. Since December 31, 1999 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate (or other entity) power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation (or other entity) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate (or other entity) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate (or other entity) action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents by or against the Loan Parties, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.


                  3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 6.3.

                  3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  3.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be).

                  3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  3.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  3.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  3.15 Subsidiaries. (a) The Subsidiaries listed on Schedule
3.15 constitute all the Subsidiaries of the Borrower at the date hereof.
Schedule 3.15, as such schedule may be supplemented from time to time between the date hereof and the Closing Date in a written notice from the Borrower to the Administrative Agent, sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

                  (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on Schedule 3.15.

                  3.16 Use of Proceeds. The proceeds of the Loans shall be used to finance capital expenditures and general working capital needs and for the general corporate purposes of the Borrower and its Subsidiaries.

                  3.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) the Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and
         (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum (once prepared) or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum (once prepared) or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  3.19 Security Documents. (a) The Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a)-1, the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Collateral Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 6.3). Schedule 3.19(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 3.19(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each UCC Financing Statement listed in Schedule 3.19(a)-3.

                  (b) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Capital Stock of the License Subsidiary, the other Pledged Collateral described therein and proceeds thereof. When stock certificates representing such

Pledged Collateral are delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the Pledge Agreement), in each case prior and superior in right to any other Person.

                  3.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                  3.21 Licenses; Permits; etc. Schedule 3.21 accurately and completely lists as of the date hereof all material authorizations, licenses and permits of any public or governmental regulatory body granted or assigned to the Borrower or any of its Subsidiaries, and except as set forth on Schedule 3.21, the same constitute the only material authorizations, licenses and permits of any public or governmental regulatory body which are required or necessary for the conduct of the respective businesses of the Borrower and its Subsidiaries as now conducted or proposed to be conducted (such authorizations, licenses and permits, together with any extensions or renewals thereof, being herein sometimes referred to collectively as the "Licenses"). Except as set forth on
Schedule 3.21, all of such Licenses listed in Schedule 3.21 are issued in the name of, or are validly assigned to, the Borrower or the License Subsidiary and are validly issued and in full force and effect and have not been revoked, suspended, canceled, or modified in any adverse way, and the Borrower or the License Subsidiary, as applicable, has (a) fulfilled and performed in all material respects all of its obligations with respect thereto and (b) full power and authority in all material respects to operate thereunder. All FCC Licenses are held by the License Subsidiary.

                  3.22 FCC Compliance, etc. (a) The Borrower and each of its Subsidiaries are (and, after giving effect to the transactions contemplated by this Agreement, each will be) in compliance with all rules, regulations and administrative orders of the FCC applicable to the Borrower or any of its Subsidiaries or the operation of its Properties, except where the failure to be in such compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) The Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings of or before the FCC, which could reasonably be expected to have a Material Adverse Effect; and no proceedings are pending or, to the knowledge of the Borrower, threatened, to revoke or limit any FCC License, except, in each case, those which do not and could not reasonably be expected to have a Material Adverse Effect.

                  (c) The Borrower has no knowledge of the occurrence of any event which (i) could result in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any FCC License in any respect that could reasonably be expected to have a Material Adverse Effect, or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or the License Subsidiary under any FCC License in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (d) Each of the Borrower and the License Subsidiary has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all material respects, except to the extent that the failure to comply or the failure of any of the statements made in this paragraph to be true and correct could not reasonably be expected to have a Material Adverse Effect.

                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Loans. The agreement of each Lender to make the Loans requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such Loans on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower,
         (iii) the Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto, (iv) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto, (v) a Lender Addendum executed and delivered by each Tranche A Term Loan Lender and accepted by the Borrower and (vi) with respect to Optional Term Loans, if any, (A) Optional Term Loan Amendments relating to each Optional Term Loan Tranche, executed and delivered by a duly authorized officer of each of the Borrower and the Administrative Agent, (B) a Lender Addendum executed and delivered by each Optional Term Loan Lender providing Optional Term Loan Commitments and accepted by the Borrower and (C) to the extent additional collateral security is required to be granted in connection with any Optional Term Loan Amendment, such additional documents and instruments referred to in
         Section 5.9 as are necessary to grant a security interest in such additional collateral, in each case executed and delivered by a duly authorized officer of each party thereto.

                  (b) Financial Statements. The Administrative Agent shall have received (i) audited consolidated financial statements of the Borrower for the 1999 and 1998 fiscal years and (ii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections to be contained in the Confidential Information Memorandum.

                  (c) Approvals. All material governmental and third party approvals (including landlords' and other consents) necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

                  (d) FCC Licenses. The FCC Licenses listed in Schedule 4.1(d) shall be in full force and effect and shall be held by the License Subsidiary.

                  (e) Satellites. The Borrower shall have at least two satellites in orbit and properly functioning and shall have satisfactorily completed Technology Testing.

                  (f) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Senior Discount Note Indenture, (ii) the Senior
         Note Indenture, (iii) the Loral Agreement and (iv) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

                  (g) Fees. The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (h) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 6.3 and Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                  (i) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (j) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                                (i) the legal opinion of Paul, Weiss, Rifkind,
                  Wharton & Garrison, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

                                (ii) the legal opinion of Patrick Donnelly,
                  Esq., general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2; and

                               (iii) the legal opinion of Wiley, Rein &
                  Fielding, special FCC counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-3.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (k) Pledged Stock. The Collateral Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  (l) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

                  (m) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 4.2 of the Collateral Agreement.

                  (n) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except for such representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

                  (o) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans requested to be made on the Closing Date.

The borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the Closing Date that the conditions contained in this Section have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and (except in the case of Section 5.1) shall cause each of its Subsidiaries to:

                  5.1 Financial Statements. Furnish to each Agent (with copies for each Lender):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception (except with respect to the Borrower's fiscal years ended December 31, 2000 and December 31, 2001), or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  5.2 Certificates; Other Information. Furnish to each Agent (with copies for each Lender), or, in the case of clause (h), to the relevant
Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be,
         (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps Collateral and of any Intellectual Property constituting Collateral acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and
         (z) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

                  (c) as soon as available, and in any event no later than 75 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and 90 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Indenture, Subordinated Debt Document or any other document or instrument evidencing or governing Indebtedness in an aggregate principal amount in excess of $5,000,000;

                  (f) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

                  (g) as soon as possible and in any event within three days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to have a Material Adverse Effect; and (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, the Borrower; and

                  (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  5.4 Conduct of Business and Maintenance of Existence, etc. (a)
(i) Preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (including all FCC Licenses), except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) exercise promptly and diligently each and every material right which it may have under the Loral Agreement (other than any right of termination).

                  5.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  5.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (but not more than once in any 180-day period, unless a Default or an Event of Default shall have occurred and be continuing) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  5.7 Notices. Promptly give notice to the Administrative Agent (with copies for each Lender) of:

                  (a) the occurrence of any Default or Event of Default promptly after any Responsible Officer becomes aware of such Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) each material demand, notice or document received by it relating in any way to the Loral Agreement that questions the validity or enforceability of the Loral Agreement; and

                  (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  5.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         5.9 Additional Collateral, etc. (a) To the extent that a security interest in any Property (other than any Property described in paragraph (b) or (c) of this Section) of the Borrower or any of its Subsidiaries is required to be granted in connection with any Optional Term Loan Amendment executed and delivered by the Borrower and the Administrative Agent relating to any Optional Term Loan Tranche, promptly (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Collateral Agreement or such other documents as the Administrative Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) To the extent that a security interest in any Capital Stock owned by the Borrower or any of its Subsidiaries is required to be granted in connection with any Optional Term Loan Amendment executed and delivered by the Borrower and the Administrative Agent relating to any Optional Term Loan Tranche, promptly (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Pledge Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Capital Stock (provided that in no event shall more than 65% of the total outstanding Capital Stock of any Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) to the extent required by such Optional Term Loan Amendment, cause the issuer of such pledged Capital Stock (A) to become a party to the Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest in the Property of such issuer, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) To the extent that a security interest in any fee interest in any real property of the Borrower or any of its Subsidiaries is required to be granted in connection with any Optional Term Loan Amendment executed and delivered by the Borrower and the Administrative Agent relating to any Optional Term Loan Tranche, promptly (i) execute and deliver to the Collateral Agent a first priority Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  5.10 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Secured Party may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Borrower will use its best efforts upon the request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any, for the assignment or transfer of all FCC Licenses owned by the Borrower or any of its Subsidiaries to the Collateral Agent upon or following acceleration of the payment of the Loans in accordance with the provisions hereof.

                  5.11 Transfer of FCC Licenses. Use its best efforts to obtain as soon as practicable consent from the FCC to transfer any FCC Licenses from time to time owned or acquired by it to the License Subsidiary and upon receipt of such consent will promptly transfer such FCC Licenses to the License Subsidiary.

                  5.12 Maintenance of a Ground Spare Satellite. Maintain at all times either (a) a ground spare satellite or (b) an executed contract for the construction of a ground spare satellite, the parties to which are diligently pursuing the completion of such ground spare satellite.

                  5.13 Guarantees. To the extent at any time after the date hereof, the Borrower is no longer prohibited by the Senior Discount Note Indenture or the Senior Note Indenture, cause each Subsidiary (other than Excluded Foreign Subsidiaries) to execute and deliver to the Administrative Agent a guarantee, in form and substance reasonably satisfactory to the Administrative Agent, of the Obligations hereunder (each such guarantee, a "Guarantee").

                          SECTION 6. NEGATIVE COVENANTS

                   The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the

Borrower shall not, and (except in the case of Section 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                   6.1 Financial Condition Covenants.

                   (a) Minimum Number of End of Period Subscribers. Permit the number of Subscribers, as at the last day of any fiscal quarter set forth below, to be less than the number set forth below opposite such fiscal quarter:


                                                               Total Number of Subscribers
                           Fiscal Quarter                          as of End of Period
                           --------------                          -------------------
                           FQ4 2002                                      200,000
                           FQ1 2003                                      420,000
                           FQ2 2003                                      625,000
                           FQ3 2003                                      825,000
                           FQ4 2003                                    1,000,000
                           FQ1 2004                                    1,250,000
                           FQ2 2004                                    1,500,000
                           FQ3 2004                                    1,750,000
                           FQ4 2004                                    2,000,000
                           FQ1 2005                                    2,250,000
                           FQ2 2005                                    2,500,000
                           FQ3 2005                                    2,750,000
                           FQ4 2005                                    3,000,000


                   (b) Minimum Pre-Sac Cash Flow. Permit Pre-Sac Cash Flow, for any quarterly period ending with any fiscal quarter set forth below (or, in the case of the Borrower's fiscal year 2002, the period of four consecutive fiscal quarters ending on the last day of such fiscal year), to be less than the amount set forth below opposite such fiscal quarter (or, in the case of the Borrower's fiscal year 2002, such fiscal year):


                           Period                                  Pre-Sac Cash Flow
                           ------                                  ------------------
                           FYE 2002                                  $  4,425,000
                           FQ1 2003                                     3,575,000
                           FQ2 2003                                     6,125,000
                           FQ3 2003                                     8,475,000
                           FQ4 2003                                    10,700,000
                           FQ1 2004                                    13,400,000
                           FQ2 2004                                    16,575,000
                           FQ3 2004                                    19,550,000
                           FQ4 2004                                    22,300,000
                           FQ1 2005                                    25,275,000
                           FQ2 2005                                    28,475,000
                           FQ3 2005                                    31,430,000


                           FQ4 2005                                    34,175,000


                   (c) Minimum Adjusted Pre-Sac Cash Flow. Permit Adjusted Pre-Sac Cash Flow, for any quarterly period ending with any fiscal quarter set forth below, to be less than the amount set forth below opposite such fiscal quarter:


                           Fiscal Quarter                           Adjusted Pre-Sac Cash Flow
                           --------------                           --------------------------
                           FQ3 2003                                     $  2,500,000
                           FQ4 2003                                        3,000,000
                           FQ1 2004                                        6,000,000
                           FQ2 2004                                        7,000,000
                           FQ3 2004                                       10,000,000
                           FQ4 2004                                       12,000,000
                           FQ1 2005                                       13,000,000
                           FQ2 2005                                       15,000,000
                           FQ3 2005                                       17,000,000
                           FQ4 2005                                       19,000,000;



provided, however, that failure to satisfy the minimum Adjusted Pre-Sac Cash Flow levels with respect to the third or fourth fiscal quarter of the Borrower's fiscal year 2003 shall not constitute an Event of Default but, at all times during the continuance of such failure, the Applicable Margins for the Loans shall be increased by 50 basis points.

                   (d) Maximum Capital Expenditures. Permit Capital Expenditures to exceed (i) for the period commencing on January 1, 2001 and ending on May 31, 2001, $20,000,000 and (ii) for the period commencing on June 1, 2001 and ending on the date on which all Obligations (other than obligations in respect of any Specified Hedge Agreement) shall have been paid in full, all Commitments shall have terminated or expired and this Agreement shall have terminated, $100,000,000, provided that, in addition to the foregoing amounts, the Borrower may make capital expenditures for the purpose of constructing, launching and insuring replacement satellites (to the extent such costs are paid for with insurance proceeds) and for the purpose of installing terrestrial repeating transmitters.

                   6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                   (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                   (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary to the Borrower or any other Subsidiary;

                   (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g) in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

                   (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                   (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Wholly Owned Subsidiary;

                   (f) (i) Indebtedness of the Borrower in respect of Additional Senior Debt in an aggregate amount which yields net proceeds to the Borrower of up to an amount equal to the sum of $200,000,000 plus 125% of the Net Cash Proceeds received by the Borrower after the date hereof from the sale of the Borrower's common stock and common stock equivalents (it being understood that (x) the sale of convertible debt securities shall not constitute an issuance of common stock or common stock equivalents and (y) the issuance by the Borrower of its Capital Stock in connection with any Permitted Acquisition or to redeem Senior Discount Notes as permitted by Section 6.8(a)(ii) shall be deemed not to generate Net Cash Proceeds for purposes of the foregoing calculation) and (ii) Guarantee Obligations of any Subsidiary in respect of such Indebtedness; provided that no Subsidiary shall guarantee any Additional Senior Debt unless (A) such Indebtedness is secured to the extent permitted by Section 6.3(h), (B) such Subsidiary has executed and delivered to the Administrative Agent a Guarantee of the Obligations and (C) such guarantee of Additional Senior Debt provides for the release and termination thereof, without action by any party, upon Disposition of the relevant Subsidiary or of substantially all of its assets; and

                   (g) Indebtedness of the Borrower in respect of Subordinated Debt.

                   6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                   (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                   (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                   (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                   (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                   (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

                   (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                   (g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred (i) pursuant to Section 6.2(c) to finance the acquisition of fixed or capital assets or (ii) pursuant to Section 6.2(f) and that consist of up to $75,000,000 aggregate principal amount of Capital Lease Obligations that have a Weighted Average Life that is greater than the Weighted Average Life of the Loans, provided that, in each case, (A) such Liens shall be created within 90 days of the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (C) the amount of Indebtedness secured thereby is not increased and (D) the amount of Indebtedness initially secured thereby is not more than 100%, of the purchase price of such fixed or capital asset;

                   (h) Liens securing up to $500,000,000 aggregate principal amount of Additional Senior Debt of the Borrower incurred pursuant to
         Section 6.2(f), provided that (i) in no event shall such Additional Senior Debt be secured by the Collateral covered by the Collateral Agreement, (ii) contemporaneously with the creation of such Lien, effective provision is made to secure the Obligations equally and ratably with the Additional Senior Debt secured by such Lien for so long as such Additional Senior Debt is so secured and (iii) the aggregate principal amount of Additional Senior Debt of the Borrower that may be secured as permitted by this paragraph (h) shall be reduced by the aggregate principal amount of Indebtedness consisting of Capital Lease Obligations that is secured as permitted by Section 6.3(g)(ii);

                   (i) Liens created pursuant to the Security Documents in favor of the Collateral Agent, for the benefit of any or all of the following
         Persons: the

         Administrative Agent, the Lenders, the holders of the Senior Discount Notes and the trustee in respect thereof, the holders of the Senior Notes and the trustee in respect thereof and, with respect only to the Lien on the Capital Stock of the License Subsidiary, the holders of up to $500,000,000 aggregate principal amount of Additional Senior Debt permitted by this Agreement; and

                   (j) any interest or title of a lessor or vendor under any lease or conditional sale agreement entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased or sold on a conditional basis.

                   6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                   (a) any Subsidiary of the Borrower (other than the License Subsidiary) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary, provided that the Wholly Owned Subsidiary shall be the continuing or surviving corporation; and

                   (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary, provided that the FCC Licenses must at all times be owned by the License Subsidiary.

                   6.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                   (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                   (b) the sale of inventory in the ordinary course of business;

                   (c) Dispositions permitted by Section 6.4(b);

                   (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary, provided that in no event shall the License Subsidiary sell or issue any of its Capital Stock to any Person other than the Borrower;

                   (e) the sale of spare satellite parts having an aggregate fair market value not to exceed $10,000,000;







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                                                                              63

                   (f) the Disposition of other assets having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower; and

                   (g) any Recovery Event, provided, that the requirements of
         Section 2.9(b) are complied with in connection therewith.

                   6.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                   (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary, provided that in no event shall the License Subsidiary make Restricted Payments to any Person other than the Borrower;

                   (b) the Borrower may make Restricted Payments in the form of common stock of the Borrower;

                   (c) the Borrower may purchase the Borrower's common stock or common stock options from present or former officers or employers of the Borrower or any Subsidiary upon the death, disability of termination of employment of such officer or employer, provided, that the aggregate amount of payments under this paragraph subsequent to the date hereof (net of any proceeds received by the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $2,000,000; and

                   (d) the Borrower may make cash payments in an aggregate amount not to exceed $100,000 to holders of the Borrower's warrants in lieu of issuing fractional shares of the Borrower's common stock upon exercise of such warrants.

                   6.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:









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                                                                              64


                   (a) extensions of trade credit in the ordinary course of business;

                   (b) investments in cash and Cash Equivalents;

                   (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 6.2(b), (e) and (f)(ii);

                   (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $2,000,000 at any one time outstanding;

                   (e) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                   (f) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 6.7(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Wholly Owned Subsidiary;

                   (g) Investments in securities of account debtors received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

                   (h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $2,000,000 during the term of this Agreement; and

                   (i) Permitted Acquisitions.

                   6.8 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Funded Debt, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Funded Debt, other than (i) any payment, repurchase or redemption of Funded Debt made with the proceeds of the incurrence by the Borrower of Indebtedness permitted hereunder (the "Refinancing Indebtedness"), provided that (A) the documentation with respect to such Refinancing Indebtedness shall not contain provisions that, taken as a whole, are more restrictive on the Borrower or any of its Subsidiaries than the provisions contained in the documentation governing or evidencing the Funded Debt being







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                                                                              65


refinanced, (B) such Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Funded Debt being refinanced, (C) such Refinancing Indebtedness has a Weighted Average Life at the time such Indebtedness is incurred that is equal to or greater than the Weighted Average Life of the Funded Debt being refinanced, (D) such Refinancing Indebtedness is not secured by any property or assets that did not secure the Funded Debt being refinanced unless the related Lien is permitted by Section 6.3, (E) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Funded Debt being refinanced plus any premiums and expenses associated therewith and (F) if the Funded Debt being refinanced is Subordinated Debt, the Refinancing Debt shall be subordinated to the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Funded Debt being refinanced, and
(ii) any redemption on or after December 1, 2002 of the Senior Discount Notes made with the proceeds of the issuance by the Borrower of its common stock.

                   (b) Make or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Debt, except (i) payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Debt, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof, and (ii) any redemption of any convertible security if the conversion price is below the price of the security into which the convertible security is convertible.

                   (c) Amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Funded Debt (other than any such amendment, modification, waiver or other change which would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries), provided that the terms of any Additional Senior Debt or Subordinated Debt permitted hereunder may be amended so long as, after giving effect to such amendment, the terms of such Additional Senior Debt or Subordinated Debt, as the case may be, comply with the applicable requirements therefor set forth in Sections 1.1, 6.2 and 6.3.

                   (d) Amend its certificate of incorporation in any manner reasonably determined by the Administrative Agent to be materially adverse to the Lenders.

                   6.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees,








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                                                                              66


with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                   6.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                   6.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                   6.12 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary guarantor, its obligations under any Guarantee of the Obligations, other than (a) this Agreement and the other Loan Documents, (b) the Senior Discount Note Indenture, (c) the Senior Note Indenture, (d) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (e) any agreements governing any Additional Senior Debt permitted by this Agreement (in which case, any prohibition or limitation on Liens shall only be effective to provide that the Lien on the assets securing such Additional Senior Debt shall be secured equally and ratably with the Collateral Agent for the benefit of the Lenders; it being understood, however, that in no event shall such Additional Senior Debt be secured by the Collateral covered by the Collateral Agreement) and (f) the Loral Agreement as in effect on the date hereof (in which case, any prohibition or limitation on Liens shall only be effective against the Borrower's terrestrial repeater network and shall not be effective against any Collateral).

                   6.13 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions existing under the Senior Discount Note Indenture and the Senior Note Indenture, (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such







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                                                                              67


Subsidiary, (iv) any restrictions with respect to a Subsidiary imposed pursuant to any agreements governing any Additional Senior Debt or Subordinated Debt permitted by this Agreement, so long as such restrictions are no more restrictive than those set forth herein and (v) in the case of clause (c), any restrictions with respect to a Subsidiary imposed pursuant to any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any restriction on asset transfers shall only be effective against the assets financed thereby).

                   6.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                   6.15 Limitation on Amendments to Loral Agreement. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Loral Agreement in any manner that could reasonably be expected to materially adversely affect the value of the Loral Agreement as Collateral or have a Material Adverse Effect.

                   6.16 Limitation on License Subsidiary. Permit the License Subsidiary to engage in any business or to incur any liability except that the License Subsidiary may (a) hold the FCC Licenses and (b) to the extent not prohibited by the Senior Discount Note Indenture or the Senior Note Indenture, execute and deliver to the Administrative Agent a Guarantee of the Obligations hereunder (it being understood that such Indentures currently prohibit the issuance of any such Guarantees).

                   6.17 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

                          SECTION 7. EVENTS OF DEFAULT

                   If any of the following events shall occur and be continuing:

                   (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                   (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to







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                                                                              68


         have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                   (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower and the License Subsidiary only),
         Section 5.7(a) or Section 6 or in Section 4 of the Collateral Agreement or (ii) an "Event of Default" under and as defined in the Pledge Agreement or any Mortgage shall have occurred and be continuing; or

                   (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                   (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses
         (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

                   (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general





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                                                                              69


         assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                   (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                   (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                   (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof as contemplated by Section 8.10), to be






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                                                                              70


         in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                   (j) Any Guarantee shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 8.10), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                   (k) Any Subordinated Debt shall cease, for any reason, to be validly subordinated to the Obligations as provided in the Subordinated Debt Documents, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of such Subordinated Debt or the holders of at least 25% in aggregate principal amount of such Subordinated Debt shall so assert; or

                   (l) Any Change of Control shall occur;


then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                              SECTION 8. THE AGENTS

                   8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions,







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                                                                              71


responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                   8.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                   8.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                   8.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 9.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any







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                                                                              72


action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                   8.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                   8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                   8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Loan







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                                                                              73


Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Loan Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                   8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                   8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as








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                                                                              74


Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                   8.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders (a) to effect any release of Guarantees issued by any Subsidiary upon the Disposition, in a transaction permitted by this Agreement or which has been consented to in accordance with Section 9.1, of such Subsidiary or of substantially all of its assets, (b) to direct the Collateral Agent to effect any release of Liens covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 9.1 and (c) to amend the Intercreditor Agreement to permit obligations in respect of Additional Senior Debt permitted by this Agreement in an aggregate principal amount of up to $500,000,000 to be secured equally and ratably by the Capital Stock of the License Subsidiary.

                   8.11 The Arranger; the Syndication Agent. Neither the Arranger nor the Syndication Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.


                            SECTION 9. MISCELLANEOUS

                   9.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                   (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;






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                   (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantees, in each case without the consent of all Lenders;

                   (iii) amend, modify or waive any provision of Section 8 without the consent of any Agent directly affected thereby; or

                   (iv) amend, modify or waive any provision of Section 2.15 without the consent of each Lender directly affected thereby;

provided, further, that the Pledge Agreement and the Intercreditor Agreement may be amended only in accordance with the applicable provisions thereof. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                   Notwithstanding the foregoing and notwithstanding anything to the contrary in Section 2.15, in the event that the Borrower wishes to extend the final maturity date of any Loan or the expiry date of any Lender's Commitment, and (A) one Lender holding aggregate outstanding Loans and unused Commitments representing not more than 15% of the aggregate outstanding Loans and unused Commitments of all Lenders does not consent to such extension or (B) Lenders holding aggregate outstanding Loans and unused Commitments representing not more than 10% of the aggregate outstanding Loans and unused Commitments of all Lenders do not consent to such extension, the Borrower may prepay in full the outstanding Loans of such Lender (or Lenders, as applicable) and terminate the Commitments of such Lender (or Lenders, as applicable), in each case on a non-pro rata basis, and, upon such prepayment, the remaining Loans and Commitments shall remain outstanding and this Agreement, as modified by such amendment, shall continue in full force and effect.

                   For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to









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                                                                              76


permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

                   9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

         The Borrower:                      Sirius Satellite Radio Inc.
                                            1221 Avenue of the Americas
                                            New York, New York 10020
                                            Attention: Michael Haynes
                                            Telecopy: (212) 584-5252
                                            Telephone: (212) 584-5152


                                            with a copy to:

                                            Sirius Satellite Radio Inc.
                                            1221 Avenue of the Americas
                                            New York, New York 10020
                                            Attention: General Counsel
                                            Telecopy: (212) 584-5353
                                            Telephone: (212) 584-5180

         The Syndication Agent:             Lehman Commercial Paper Inc.
                                            3 World Financial Center
                                            New York, New York 10285
                                            Attention: Michael O'Brien
                                            Telecopy: (212) 526-7691
                                            Telephone: (212) 526-0437

         The Administrative Agent:          Lehman Commercial Paper Inc.
                                            3 World Financial Center
                                            New York, New York 10285
                                            Attention: Michael O'Brien







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                                                                              77



                                            Telecopy: (212) 526-7691
                                            Telephone: (212) 526-0437

provided that any notice, request or demand to or upon the any Agent or any Lender shall not be effective until received.

                   9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                   9.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                   9.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Loans and the Commitments (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the use of Intra-Links, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and








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                                                                              78


against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements for amounts payable by the Borrower pursuant to this Section shall be submitted to Michael Haynes, Treasurer, (Telephone No. (212) 584-5152) (Fax No. (212) 584-5252), at the address of the Borrower set forth in
Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                   9.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                   (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any







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                                                                              79


such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 9.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                   (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate or Control Investment Affiliate thereof or, with the consent of the Borrower and the Agents (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained by any Lehman Entity until the first time the Lehman Entities hold aggregate outstanding Loans and unused Commitments of no more than $20,000,000), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Agents is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein; provided, that no assignee (including an assignee that is already a Lender hereunder at the time of the assignment) shall be entitled to receive any greater amount pursuant to Section
2.17 than that to which the assignor would have been entitled to receive had no such assignment occurred, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.16, 2.17 and 9.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

                   (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                   (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to any Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall
(i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Loans acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Loan, upon request, a new Note to the order of the Assignor in an amount equal to the Loans retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                   (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that any assignment pursuant to an exercise of remedies under any such security interest shall comply with Sections 9.6(c) through (e).

                   9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                   (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                   9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender

Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                   9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                   9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                   9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                   9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                   (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                   (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                   (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;









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                                                                              83


                   (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                   (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages and any damages arising from the use by unauthorized persons of materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons.

                   9.13 Acknowledgments. The Borrower hereby acknowledges that:

                   (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                   (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                   (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

                   9.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                   9.15 Release of Collateral and Guarantee Obligations. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                   (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                   9.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial

Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                   9.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                   9.18 Effectiveness. This Agreement shall become effective upon execution and delivery of this Agreement to the Administrative Agent and payment to the Administrative Agent of the compensation contemplated by the Fee Letter, dated as of May 4, 2000, among the Borrower, the Administrative Agent and the Arranger.

                   9.19 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       SIRIUS SATELLITE RADIO INC.


                                       By:     /s/ Michael A. Haynes
                                          ______________________________________
                                          Name: Michael Haynes
                                          Title: VP and Treasurer

                                       LEHMAN BROTHERS INC., as Arranger


                                       By:     /s/ Jeffrey Goodwin
                                          ______________________________________
                                          Name: Jeffrey Goodwin
                                          Title: Authorized Signatory

                                       LEHMAN COMMERCIAL PAPER INC., as
                                         Syndication Agent

                                       By:     /s/ Jeffrey Goodwin
                                          ______________________________________
                                          Name: Jeffrey Goodwin
                                          Title: Authorized Signatory

                                       LEHMAN COMMERCIAL PAPER INC., as
                                         Administrative Agent

                                       By:     /s/ Jeffrey Goodwin
                                          ______________________________________
                                          Name: Jeffrey Goodwin
                                          Title: Authorized Signatory

                                                                         Annex A

                                  PRICING GRID

========================================================================================

  Total Number of Subscribers         Applicable Margin      Applicable Margin for Base
    as of Fiscal Quarter End        for Eurodollar Loans             Rate Loans
----------------------------------------------------------------------------------------

          < 1,500,000                       5.00%                      4.00%
----------------------------------------------------------------------------------------

  > 1,500,000 and < 3,000,000               4.75%                      3.75%
  -
----------------------------------------------------------------------------------------

          > 3,000,000                       4.50%                      3.50%
          -
========================================================================================

Changes in the Applicable Margin resulting from changes in the total number of Subscribers as of the end of any fiscal quarter of the Borrower shall become effective on the date (the "Adjustment Date") on which financial statements with respect to such fiscal quarter are delivered to the Lenders pursuant to Section
5.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the total number of Subscribers as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be less than 1,500,000. In addition, at all times while an Event of Default shall have occurred and be continuing, the total number of Subscribers shall for the purposes of this Pricing Grid be deemed to be less than 1,500,000. Further, the foregoing margins are subject to increase as set forth in Section 6.1(c).

                                                                    SCHEDULE 3.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None.

                                                                   SCHEDULE 3.15


                                (a) SUBSIDIARIES

Satellite CD Radio, Inc. (the stock of which is pledged to secure the Borrower's obligations under the Senior Notes and the Senior Discount Notes). Jurisdiction of Incorporation: Delaware. Capital Stock Ownership: 100% owned by the Borrower.


                      (b) CAPITAL STOCK RIGHTS/COMMITMENTS

1. Rights existing under the Rights Agreement, dated as of October 22, 1997, as amended, between the Borrower and Continental Stock Transfer & Trust Company.

2. The Common Stock of the Borrower issuable upon the conversion or exercise of the Preferred Stock, Notes and Warrants listed on Exhibit A hereto.

                                                      EXHIBIT A TO SCHEDULE 3.15
SIRIUS SATELLITE RADIO INC.
COMMON STOCK EQUIVALENTS
PREFERRED STOCK, CONVERTIBLE NOTES & WARRANTS

                                                                                          CONVERSION           COMMON STOCK
                                                                       OUTSTANDING          FACTOR              EQUIVALENTS
                                                                      -------------       ----------          --------------
PREFERRED STOCK:

   9.2% Series A Junior Cumulative Convertible Preferred Stock          1,461,270           3.333333              4,870,900

   9.2% Series B Junior Cumulative Convertible Preferred Stock            655,406           3.333333              2,184,686

   9.2% Series D Junior Cumulative Convertible Preferred Stock          2,000,000           2.941176              5,882,353

CONVERTIBLE NOTES:

   8 3/4% Convertible Subordinated Notes due 2009                      80,844,000           0.035134              2,840,373
                                                                                                               ------------
TOTAL CONVERTIBLE PREFERRED STOCK AND CONVERTIBLE NOTES:                                                         15,778,312



                                                                                                               COMMON STOCK
                                                                       OUTSTANDING        STRIKE PRICE          EQUIVALENTS
                                                                      -------------      --------------       --------------
WARRANTS:

   Ford Warrants                                                        4,000,000           $ 30.000              4,000,000

   DaimlerChrysler Warrants                                             4,000,000           $ 50.000              4,000,000

   Warrants issued in connection with Sr. Secured Notes due 2009        2,368,200           $  26.45              2,368,200

   Everest Warrants                                                     1,740,000           $ 50.000              1,740,000

   LCPI Warrants in connection with Term Loan Agreement                 1,050,000           Variable              1,050,000

   Ravich Warrants                                                         60,000           $ 50.000                 60,000

   NPR Warrants                                                             5,000           $ 23.750                  5,000

   Car Talk Warrants                                                        3,000           $ 33.375                  3,000
                                                                                                               -------------

TOTAL WARRANTS:                                                                                                  13,226,200


TOTAL COMMON STOCK EQUIVALENTS RELATED TO CONVERTIBLE PREFERRED STOCK, CONVERTIBLE NOTES AND WARRANTS:           29,004,512
                                                                                                               ============

                                                              SCHEDULE 3.19(a)-1


                            UCC FILING JURISDICTIONS


                    Loan Party                                  Filing Office
                    ----------                                  -------------
             Sirius Satellite Radio Inc.:               1. County Clerk, New York County

                                                        2. Secretary of State, New York

                                                        3. Required filing office(s) in jurisdiction where
                                                        Fourth Satellite is stored after title thereto
                                                        passes to the Borrower (Expected to be Nevada)

                                                              Schedule 3.19(a)-2

                     FINANCING STATEMENTS TO REMAIN ON FILE


File No.                  Filing Office                   Date                  Secured Party                             Debtor
--------                  -------------                   ----                  -------------                             ------
9922460538                SOS California                  8/6/99                Space Systems/Loral, Inc.                 Borrower

99 PN43475                New York County, NY             8/11/99               Space Systems/Loral, Inc.                 Borrower

158351                    SOS New York                    8/6/99                Space Systems/Loral, Inc.                 Borrower



Certain UCC Financing Statements filed in connection with liens permitted by
Section 6.3(j) in respect of leased equipment.

                                                              Schedule 3.19(a)-3

                      FINANCING STATEMENTS TO BE TERMINATED


File No.                Filing Office                   Date                  Secured Party                              Debtor
--------                -------------                   ----                  -------------                              ------
172664                  SOS New York                    8/11/98               Bank of America National Trust and         Borrower
                                                                              Savings Association, as Administrative
                                                                              Agent


193047                  SOS New York                    9/8/98                Bank of America National Trust and         Borrower
                                                                              Savings Association, as Administrative
                                                                              Agent

98PN40815               New York County, NY             8/4/98                Bank of America National Trust and         Borrower
                                                                              Savings Association, as Administrative
                                                                              Agent

                                                                   SCHEDULE 3.21


                                    LICENSES

The Borrower or its Subsidiary holds the following Licenses necessary for the operation of a satellite digital audio radio service:

1. Authorization to construct, launch and operate two satellites in the satellite digital audio radio service (Granted Oct. 10, 1997; subject to Petition for Review and not administratively final).

2. Special Temporary Authorization to launch three satellites into inclined and elliptical (non-geostationary) orbits and to test satellites (Granted Dec. 20, 1999; Renewed Apr. 12, 2000).


The Borrower or its Subsidiary has applied for but does not hold the following FCC Licenses necessary for the operation of a satellite digital audio radio service:

1. Modification of authorization to construct, launch, and operate three geosynchronous inclined orbit satellites (Accepted for Filing Jan. 7, 1999).

2. License to operate a 4.5 meter X and S-band fixed earth station via three geosynchronous inclined orbit satellites. (Accepted for Filing Sept. 15, 1999).


The Borrower of its Subsidiary has not applied for and does not hold the following FCC License, pending an FCC determination whether or not such License would be necessary for the operation of the terrestrial component of the satellite digital audio radio service.

License to operate terrestrial repeaters.

                                                                 SCHEDULE 4.1(d)


                                  FCC LICENSES

1. Authorization to construct, launch and operate two satellites in the satellite digital audio radio service.

2. Special Temporary Authorization to launch three satellites into inclined and elliptical (non-geostationary) orbits and to test satellites.

                                                                 SCHEDULE 6.2(d)


                              EXISTING INDEBTEDNESS

     Indebtedness outstanding under the Borrower's:

     Senior Notes

     Senior Discount Notes

     8 3/4% Convertible Subordinated Notes due 2009 ($143,750,000 aggregate principal amount outstanding)

     $50,000,000 vendor financing from Space Systems/Loral, Inc.

     Reimbursement obligations under letters of credit issued by Citibank in favor of Rock - McGraw, Inc. in an aggregate principal amount of $6,250,000 in connection with the Borrower's leasing of the 32nd, 36th and 37th floors at 1221 Avenue of the Americas.

                                                                 SCHEDULE 6.3(f)


                             EXISTING LIENS

     Lien on stock of Satellite CD Radio, Inc. for the benefit of the Senior Notes and Senior Discount Notes.

     Lien on terrestrial repeater network granted to Space Systems/Loral, Inc.

     Lien on restricted investments held to pay first six interest payments on the Senior Notes for the benefit of the holders thereof.

     Liens on $6,250,000 of cash and/or Cash Equivalents held at Citibank securing obligations under letters of credit issued in favor of Rock - McGraw, Inc. in connection with the Borrower's leasing of the 32nd, 36th and 37th floors at 1221 Avenue of the Americas.

     Liens on the Borrower's rights under certain contracts and all proceeds related thereto granted to Bank of America National Trust and Savings Association, as Administrative Agent.(1)

--------
(1) Liens created in connection with a bank credit facility which has been repaid. As indicated on Schedule 3.19(a)-3, the related UCC Financing Statements will be terminated prior to the Closing Date.

                                                                       EXHIBIT A


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                              COLLATERAL AGREEMENT

                                     made by

                           SIRIUS SATELLITE RADIO INC.


                                   in favor of

                              THE BANK OF NEW YORK,
                               as Collateral Agent

                      Dated as of________________ __, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                         Page
                                                                                                         ----
SECTION 1.  DEFINED TERMS...................................................................................4
   1.1      Definitions.....................................................................................4
   1.2      Other Definitional Provisions...................................................................8

SECTION 2.  GRANT OF SECURITY INTEREST......................................................................8

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................................................8
   3.1      Title; No Other Liens...........................................................................8
   3.2      Perfected First Priority Liens..................................................................9
   3.3      Chief Executive Office..........................................................................9
   3.4      Satellite Contract..............................................................................9

SECTION 4.  COVENANTS......................................................................................10
   4.1      Delivery of Instruments and Chattel Paper......................................................10
   4.2      Maintenance of Insurance.......................................................................10
   4.3      Maintenance of Perfected Security Interest; Further Documentation..............................11
   4.4      No Additional Liens............................................................................11
   4.5      Changes in Locations, Name, etc................................................................11
   4.6      Notices........................................................................................12
   4.7      Satellite Contract.............................................................................12

SECTION 5.  REMEDIAL PROVISIONS............................................................................12
   5.1      Communications with Obligors; Borrower Remains Liable..........................................12
   5.2      Proceeds to be Turned Over To Collateral Agent.................................................13
   5.3      Application of Proceeds........................................................................13
   5.4      Code and Other Remedies........................................................................13
   5.5      Waiver; Deficiency.............................................................................14

SECTION 6.  THE COLLATERAL AGENT...........................................................................14
   6.1      Collateral Agent's Appointment as Attorney-in-Fact, etc........................................14
   6.2      Duty of Collateral Agent.......................................................................16
   6.3      Execution of Financing Statements..............................................................16
   6.4      Authority of Collateral Agent..................................................................16

SECTION 7.  MISCELLANEOUS..................................................................................17
   7.1      Amendments in Writing..........................................................................17
   7.2      Notices........................................................................................17
   7.3      No Waiver by Course of Conduct; Cumulative Remedies............................................18
   7.4      Enforcement Expenses; Indemnification..........................................................18
   7.5      Successors and Assigns.........................................................................19
   7.6      Set-Off........................................................................................19
   7.7      Counterparts...................................................................................19
   7.8      Severability...................................................................................19


   7.9      Section Headings...............................................................................19
   7.10     Integration....................................................................................20
   7.11     GOVERNING LAW..................................................................................20
   7.12     Submission To Jurisdiction; Waivers............................................................20
   7.13     Acknowledgments................................................................................20
   7.14     Releases.......................................................................................21
   7.15     WAIVER OF JURY TRIAL...........................................................................21

Schedules
-----------
Schedule 1                 Filings and Other Actions Required to Perfect
                           Security Interest

Schedule 2                 Jurisdiction of Incorporation and Location of Chief
                           Executive Office

                  COLLATERAL AGREEMENT, dated as of _________ __, 2000, made by SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Borrower"), in favor of THE BANK OF NEW YORK, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties referred to below.

                              W I T N E S S E T H:
                               -------------------

                  WHEREAS, pursuant to the Term Loan Agreement, dated as of June 1, 2000 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among the Borrower, the several banks and other financial institutions or entities from time to time parties to the Term Loan Agreement (the "Lenders"), Lehman Brothers Inc., as advisor, lead arranger and book manager, Lehman Commercial Paper Inc., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the "Administrative Agent"), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Term Loan Agreement that the Borrower shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Term Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Borrower hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Certificated Security, Chattel Paper and Instruments.

                  (b) The following terms shall have the following meanings:

                  "Agreement": this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Collateral":  as defined in Section 2.

                  "Collateral Account": any collateral account established by the Collateral Agent as provided n Section 5.2.

                  "Fourth Satellite": the fourth FS-1300 spacecraft to be delivered to the Borrower pursuant to the Satellite Contract. References to the Fourth Satellite shall be deemed to include any spacecraft acquired or otherwise in the possession of the Borrower or any of its Subsidiaries for the purpose of replacing any Fourth Satellite no longer used or usable by the Borrower as a ground spare satellite.

                  "Fourth Satellite Contract Rights": all right, title and interest of the Borrower in, to and under the Satellite Contract, insofar as it relates to the Fourth Satellite and the Borrower's rights and remedies with respect thereto, including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Borrower to damages arising thereunder and
(iii) all rights of the Borrower to perform and to exercise all remedies thereunder.

                  "Hedge Agreement Obligations": the collective reference to all obligations and liabilities of the Borrower or any of its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Lender or any affiliate of any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

                  "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": the collective reference to (i) the Term Loan Agreement Obligations, (ii) the Senior Discount Note Obligations, (iii) the Senior Note Obligations, (iv) the Hedge Agreement Obligations, but only to the extent that, and only so long as, the Term Loan Agreement Obligations are secured pursuant hereto and (v) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become duet, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

                  "Representative": the collective reference to (i) the Administrative Agent, (ii) the Senior Discount Note Trustee and (iii) the Senior Note Trustee.

                  "Satellite Contract": the collective reference to the Loral Agreement and any other agreement with respect to the construction and delivery of a Fourth Satellite.

                  "Secured Debt Documents": the collective reference to (i) the Loan Documents, (ii) the Senior Discount Note Indenture and (iii) the Senior
Note Indenture.

                  "Secured Parties": the collective reference to (i) the Administrative Agent, (ii) the Lenders (and any affiliates of any Lender to which the Hedge Agreement Obligations are owing), (iii) the Senior Discount Note Trustee, (iv) the Senior Discount Note Holders, (v) the Senior Note Trustee and
(vi) the Senior Note Holders.

                  "Senior Discount Note Holders": the holders, from time to time, of Senior Discount Notes issued pursuant to the Senior Discount Note Indenture.

                  "Senior Discount Note Obligations": the collective reference to the unpaid principal of and interest on the Senior Discount Notes and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Senior Discount Notes or the Senior Discount Note Indenture after the maturity of the Senior Discount Notes and interest accruing at the then applicable rate provided in the Senior Discount Notes or the Senior Discount Note Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Senior Discount Note Trustee or any Senior Discount Note Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Discount Notes, the Senior Discount Note Indenture or this Agreement, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Discount Note Trustee or to the Senior Discount Note Holders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements or instruments).

                  "Senior Discount Note Trustee": The Bank of New York (as successor to IBJ Whitehall Bank and Trust Company), in its capacity as trustee under the Senior Discount Note Indenture.

                  "Senior Note Holders": the holders, from time to time, of Senior Notes issued pursuant to the Senior Note Indenture.

                  "Senior Note Obligations": the collective reference to the unpaid principal of and interest on the Senior Notes and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Senior Notes or the Senior
Note Indenture after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Senior Notes or the Senior Note Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Senior Note Trustee or any Senior Note Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Notes, the Senior Note Indenture or this Agreement, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Note Trustee or to the Senior Note Holders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements or instruments).

                  "Senior Note Trustee": United States Trust Company of New York, in its capacity as trustee under the Senior Note Indenture.

                  "Specified Hedge Agreement": any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof, as counterparty, and (b) which has been designated by such Lender and the Borrower, by notice to the Collateral Agent and the Administrative Agent not later than 90 days after the execution and delivery by the Borrower or its Subsidiary thereof, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or any Obligations.

                  "Term Loan Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Term Loan Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Term Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Term Loan Agreement, this Agreement or the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  1.2 Other Definitional Provisions. The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                      SECTION 2. GRANT OF SECURITY INTEREST

                  The Borrower hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

                  (a) the Fourth Satellite;

                  (b) all Fourth Satellite Contract Rights;

                  (c) all books and records pertaining to the Collateral; and

                  (d) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Term Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Borrower hereby represents and warrants to the Collateral Agent and each Secured Party that:

                  3.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Term Loan Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Term Loan Agreement.

                  3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower and are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Term Loan Agreement which have priority over the Liens on the Collateral by operation of law.

                  3.3 Chief Executive Office. On the date hereof, the Borrower's jurisdiction of organization and the location of the Borrower's chief executive office or sole place of business are specified on Schedule 2.

                  3.4 Satellite Contract. (a) No consent of any party (other than the Borrower) to the Satellite Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

                  (b) The Satellite Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Borrower and, to the knowledge of the Borrower, Space Systems/Loral, Inc., subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the Satellite Contract by the Borrower and, to the knowledge of the Borrower, Space Systems/Loral, Inc. other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of the Satellite Contract to any material adverse limitation, either specific or general in nature.

                  (d) Neither the Borrower nor (to the best of the Borrower's knowledge) any of the other parties to the Satellite Contract is in default in any material respect in the performance or observance of any of the terms thereof.

                  (e) The right, title and interest of the Borrower in, to and under the Satellite Contract are not subject to any material defenses, offsets, counterclaims or claims other than claims of Space Systems/Loral, Inc. for payment due from the Borrower under such Contract.

                  (f) The Borrower has delivered to the Collateral Agent a complete and correct copy of the Satellite Contract, including all amendments, supplements and other modifications thereto.

                  (g) No amount payable to the Borrower under or in connection with the Fourth Satellite is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

                              SECTION 4. COVENANTS

                  The Borrower covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, and the Commitments shall have terminated:

                  4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

                  4.2 Maintenance of Insurance. (a) The Borrower will, at all times at which it has title or risk of loss, maintain, with financially sound and reputable companies, insurance policies insuring the Fourth Satellite against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and the Administrative Agent, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent and the Secured Parties.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent and the Representatives.

                  (c) The Borrower shall deliver to the Collateral Agent and the Secured Parties a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Agent or any Representative may from time to time reasonably request.

                  4.3 Maintenance of Perfected Security Interest; Further Documentation.(a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) The Borrower will furnish to the Collateral Agent and the Representatives from time to time statements and schedules further identifying and describing the assets and property of the Borrower and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Collateral Agent or the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent or the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) to the extent applicable, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                  4.4 No Additional Liens. The Borrower will not further hypothecate, assign, pledge, encumber, transfer, sell or otherwise dispose of, or grant any option with respect to, or create or suffer to exist a security interest in, or a Lien on, the Collateral or any portion thereof, except for the pledge, assignment and security interest created by this Agreement in favor of the Collateral Agent. The inclusion of "Proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by the Collateral Agent to any sale or other disposition of any Collateral.

                  4.5 Changes in Locations, Name, etc. The Borrower will not, except upon 15 days' prior written notice to Collateral Agent and the Administrative Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent or the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                  (a) permit the Fourth Satellite to be kept at a location other than the ground storage site located in [________, Nevada];

                  (b) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
Section 3.3; or

                  (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

                  4.6 Notices. The Borrower will advise the Collateral Agent and the Representatives promptly, in reasonable detail, of:

                  (a) any Lien on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  4.7 Satellite Contract. The Borrower will perform and comply in all material respects with all its obligations under the Satellite Contract.

                         SECTION 5. REMEDIAL PROVISIONS

                  5.1 Communications with Obligors; Borrower Remains Liable. (a) Each of the Collateral Agent and the Administrative Agent, in its own name or in the name of others, may at any time communicate with the parties to the Satellite Contract to verify with them to the satisfaction of the Collateral Agent or the Administrative Agent, as the case may be, the existence, amount and terms of such Contract.

                  (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify parties to the Satellite Contract that the Satellite Contract has been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that any payments in respect thereof shall be made directly to the Collateral Agent.

                  (c) Anything herein to the contrary notwithstanding, the Borrower shall remain liable under the Satellite Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under the Satellite Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to the Satellite Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  5.2 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Collateral Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

                  5.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral (after the payment of any amounts payable to the Collateral Agent pursuant to Section 7.4(a)), whether or not held in any Collateral Account, for the ratable benefit of the Secured Parties in payment of the Obligations in the manner set forth in the Intercreditor Agreement. Any balance of such proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. The Borrower further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the ratable payment in whole or in part of the Obligations, in the manner set forth in the Intercreditor Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  5.5 Waiver; Deficiency. The Borrower waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

                         SECTION 6. THE COLLATERAL AGENT

                  6.1 Collateral Agent's Appointment as Attorney-in-Fact, etc.
(a) The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Collateral Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

                  (1) in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under the Satellite Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under the Satellite Contract or with respect to any other Collateral whenever payable;

                  (2) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (3) execute, in connection with any sale provided for in
          Section 5.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (4) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

                  Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If the Borrower fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Term Loan Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Collateral Agent on demand.

                  (d) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  6.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, the Borrower authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Borrower in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                  6.4 Authority of Collateral Agent. The Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

                          SECTION 7.  MISCELLANEOUS

                  7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each of the Borrower and the Collateral Agent, provided that any provision of this Agreement imposing obligations on the Borrower may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.

                  7.2 Notices. All notices, requests and demands to or upon the Collateral Agent, the Representatives or the Borrower hereunder to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower, the Representatives and the Collateral Agent, as follows or (b) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

         The Borrower:              Sirius Satellite Radio Inc.
                                    1221 Avenue of the Americas
                                    New York, New York  10020
                                    Attention:  Michael Haynes
                                    Telecopy:  (212) 584-5252
                                    Telephone:  (212) 584-5152

with a copy to:                     Sirius Satellite Radio Inc.
                                    1221 Avenue of the Americas
                                    New York, New York 10020
                                    Attention:  General Counsel
                                    Telecopy:  (212) 584-5353
                                    Telephone:  (212) 584-5180

The Collateral Agent and
the Senior Discount Note
Trustee:                            The Bank of New York
                                    101 Barclay Street
                                    Floor 21 West
                                    New York, New York  10286
                                    Attention:  [                   ]
                                    Telecopy:  (212) [              ]

The Senior Note Trustee:            United States Trust Company of New York
                                    114 West 47th Street
                                    New York, New York 10036
                                    Attention:  Patricia Gallagher
                                    Telecopy: (212) 852-1626

The Administrative Agent:           Lehman Commercial Paper Inc.

                                    3 World Financial Center
                                    New York, New York  10285
                                    Attention:  Michael O'Brien
                                    Telecopy:  (212) 526-7691
                                    Telephone:  (212) 526-0437

                  7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  7.4 Enforcement Expenses; Indemnification. (a) The Borrower agrees to pay, or reimburse the Collateral Agent for, all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

                  (b) The Borrower agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) The Borrower agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Collateral Agent or the Secured Parties in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Collateral Agent or the Secured Parties under or in connection with any of the foregoing; provided that the Borrower shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent or such Secured Party, as applicable.

                  (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Secured Debt Documents.

                  7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  7.6 Set-Off. The Borrower hereby irrevocably authorizes the Collateral Agent at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent to or for the credit or the account of the Borrower, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of the Borrower to the Collateral Agent hereunder and claims of every nature and description of the Collateral Agent or the Secured Parties against the Borrower, in any currency, whether arising hereunder, under any Secured Debt Document or otherwise, as the Collateral Agent may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent shall notify the Borrower promptly of any such set-off and the application made by the Collateral Agent of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent may have.

                  7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  7.10 Integration. This Agreement and the other Secured Debt Documents represent the agreement of the Borrower, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Secured Debt Documents.

                  7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  7.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  7.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Debt Documents to which it is a party;

                  (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Secured Debt Documents, and the relationship between the Borrower, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Secured Debt Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Borrower and the Secured Parties.

                  7.14 Releases. (a) At such time as the Term Loan Agreement Obligations shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of the Borrower following any such termination, the Collateral Agent shall deliver to the Borrower any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower in a transaction permitted by the Term Loan Agreement, then the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

                  7.15 WAIVER OF JURY TRIAL. THE BORROWER AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.



                                       SIRIUS SATELLITE RADIO INC.



                                       By:
                                       Name:
                                       Title:

                                                                      Schedule 1

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings
                         -------------------------------

          [List each office where a financing statement is to be filed]






                                  Other Actions
                                  -------------

                      [Describe other actions to be taken]

                                                                      Schedule 2

       JURISDICTION OF ORGANIZATION AND LOCATION OF CHIEF EXECUTIVE OFFICE



                                                             Location of Chief
                 Jurisdiction of Organization                Executive Office
                 ----------------------------                ----------------

                                                                       EXHIBIT B

                        FORM OF COMPLIANCE CERTIFICATE

         This Compliance Certificate is delivered to you pursuant to Section 5.2 of the Term Loan Agreement, dated as of June 1, 2000, as amended, supplemented or modified from time to time (the "Term Loan Agreement"), among Sirius Satellite Radio Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent. Terms defined in the Term Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

         1. I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] of the Borrower.

         2. I have reviewed and am familiar with the contents of this Certificate.

         3. I have reviewed the terms of the Term Loan Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

         4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 6.1, 6.2, 6.5, 6.6 and 6.7 of the Term Loan Agreement.

         IN WITNESS WHEREOF, I execute this Certificate this _____ day of _____, 200_.
                                         SIRIUS SATELLITE RADIO INC.

                                         By: _______________________
                                             Title:

                                                                    Attachment 2
                                                                       Exhibit B

         The information described herein is as of ________________, 200_, and pertains to the period from _____________, 200_ to ________________ __, 200_.

                        [Set forth Covenant Calculations]

                                                                       EXHIBIT C

                           FORM OF CLOSING CERTIFICATE

         Pursuant to subsection 4.1(j) of the Term Loan Agreement dated as of June 1, 2000 (the "Term Loan Agreement"; terms defined therein being used herein as therein defined), among Sirius Satellite Radio Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent, the undersigned [Title] of the Borrower hereby certifies as follows:

         1. The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         2. ___________________ is the duly elected and qualified Secretary of the Borrower and the signature set forth for such officer below is such officer's true and genuine signature.

         3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.

         4. The conditions precedent set forth in Section 4.1 of the Term Loan Agreement were satisfied as of the Closing Date except as set forth on Schedule I hereto.

         The undersigned Secretary of the Borrower certifies as follows:

         5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Borrower.

         6. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

         7. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

         8. Attached hereto as Annex 2 is a true and complete copy of the Amended and Restated By-Laws of the Borrower as in effect on the date hereof.

         9. Attached hereto as Annex 3 is a true and complete copy of the Amended and Restated Certificate of Incorporation of the Borrower as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

         10. The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times
since [    ], and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party:

         Name                 Office                  Signature
         ----                 ------                  ---------





         IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

-------------------------------             ---------------------------------
Name:                                       Name:
Title:                                      Title:



Date:  _______________, 200_

                                                                      SCHEDULE I

                          [Waived Conditions Precedent]

                  [Describe any conditions precedent waived on
                      Closing Date and terms of any waiver]

                                                                         ANNEX 1

                               [Board Resolutions]

                                                                         ANNEX 2

                                    [By-Laws]

                                                                         ANNEX 3

                         [Certificate of Incorporation]

                                                                       EXHIBIT D

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Term Loan Agreement, dated as of June 1, 2000 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among Sirius Satellite Radio Inc. (the "Borrower"), the Lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

         The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Term Loan Agreement with respect to those credit facilities contained in the Term Loan Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Term Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Term Loan Agreement, together with copies of the financial statements delivered pursuant to Section

3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Term Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17(d) of the Term Loan Agreement.

         4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Term Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Term Loan Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

              Credit                           Principal
        Facility Assigned                   Amount Assigned           Commitment Percentage Assigned 1
--------------------------------  ------------------------------  -------------------------------------
                                               $--------                          --.------%
--------------------------------  ------------------------------  -------------------------------------

[Name of Assignee]                                           [Name of Assignor]

By:                                       By:
   ------------------------------           -----------------------------------
   Title:                                   Title:

Accepted:                                 Consented To:

LEHMAN COMMERCIAL PAPER INC, as
Administrative Agent                      SIRIUS SATELLITE RADIO INC.2


By:                                       By:
   ------------------------------           -----------------------------------
   Title:                                   Title:


                                          LEHMAN COMMERCIAL PAPER INC., as
                                          Adminstrative Agent


                                          By:
                                             -----------------------------------


-----------------
1. Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

2. The Borrower's consent may not be required. See Section 9.6(c) of the Term Loan AGreement.

                                                     [Date of Closing]

To the Lenders party to the
  Term Loan Agreement referred
  to below and Lehman Commercial
  Paper Inc., as Administrative Agent



Ladies and Gentlemen:

                  We have acted as special counsel to Sirius Satellite Radio Inc., a Delaware corporation (the "Borrower"), and Satellite CD Radio, Inc., a Delaware corporation (the "Subsidiary" and, together with the Borrower, the "Principal Parties"), in connection with the Term Loan Agreement (the "Term Loan Agreement") dated as of June 1, 2000 among the Borrower, the financial institutions parties to the Term Loan Agreement on the date hereof (the "Lenders"), and Lehman Commercial Paper Inc., as administrative agent (the "Agent"). This opinion is being furnished to you at the request of the Borrower as provided by Section 4.1(k)(i) of the Term Loan Agreement. Capitalized terms used and not otherwise defined have the respective meanings given those terms in the Term Loan Agreement.

                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each dated as of the date indicated below (collectively, the "Documents"):

1.    the Term Loan Agreement dated as of June 1, 2000;

2.    the Notes dated as of the date hereof;
      the Pledge Agreement dated as of the date hereof; and the Collateral Agreement dated as of the date hereof.

         In addition, we have examined those certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of the Principal Parties made in the Documents and upon certificates of public officials and the Principal Parties.

         In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, the enforceability of the Documents against each party other than the Principal Parties.

         In addition, in the case of each Principal Party, we have assumed, without independent investigation, that (i) the Principal Party is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Principal Party has all necessary corporate power and authority to execute, deliver and perform its obligations under each Document to which it is a party, (iii) the execution, delivery and performance of each Document have been duly authorized by all necessary corporate action and do not violate its charter or other organizational documents or the laws of its jurisdiction of organization and (iv) each Document has been duly executed and delivered by it.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

         Each Document to which each Principal Party is a party constitutes the legal, valid and binding obligation of such Principal Party, enforceable against such Principal Party in accordance with its terms.

         The execution and delivery by each Principal Party of each of the Documents to which it is a party and the performance by the Principal Party of its obligations under the Documents to which it is a party do not violate or result in a breach of or default under any Covered Law (as defined below) (including Regulations U or X of the Board of Governors of the Federal Reserve System of the United States), the Senior Discount Note Indenture as in effect on the date hereof or the Senior Note Indenture as in effect on the date hereof.

         Except for filings which are necessary to perfect the security interests granted under the Documents and any other filings, authorizations or approvals as are specifically provided for in the Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency are necessary under any Covered Law for the execution, delivery or performance by any Principal Party of the Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Term Loan Agreement or the granting of any security interests under the Documents.

         None of the Principal Parties is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         After giving effect to the making of the Loans on the date of this letter, and assuming that (i) the Collateral Agent has, at the date of this letter, possession of the certificates representing the Pledged Shares (as defined in the Pledge Agreement) in the State of New York, together with related stock powers which have been duly executed in blank by the Borrower, and maintains continuous possession of those Pledged Shares and stock powers in the State of New York, and (ii) on the date of this letter, the Lenders, the Agent, the Holders, the New Note Trustee, the Old Note Trustee (as such terms are defined in the Pledge Agreement) and the Collateral Agent (the "Secured Parties") do not have notice of any adverse claim to those Pledged Shares, the Collateral Agent has a valid and perfected security interest, for the benefit of the Secured Parties to secure the Secured Obligations (as defined in the Pledge Agreement), in all right, title and interest of the Borrower in and to those Pledged Shares, which security interest has priority over any other security interest in those Pledged Shares which can be perfected under the Uniform Commercial Code of the State of New York (the "NY-UCC").

         After giving effect to the making of the Loans on the date of this letter, the Collateral Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations (as defined in the Collateral Agreement), in all right, title and interest of the Borrower in and to the Collateral (as defined in the Collateral Agreement), to the extent that Article 9 of the NY-UCC is applicable (the "Security Interest"). The UCC-1 financing statements listed on Schedule 1 to this letter (the "New York Financing Statements") are in appropriate form for filing, and the filing offices listed on Schedule 1 (the "New York Filing Offices") are all of the offices in New York in which filings are required to perfect the Security Interest to the extent that it can be perfected by filing under the NY-UCC. Assuming the New York Financing Statements have been duly presented for filing to the New York Filing Offices with the appropriate filing fees tendered, or duly accepted for filing by the appropriate filing officers in each New York Filing Office, then to the extent that a security interest in the Collateral may be perfected by filing under the NY-UCC, those filings have resulted in the perfection of the Security Interest.

         Based solely upon our review described in paragraph (d) below with respect to the Uniform Commercial Code in effect in California and Nevada (the "Additional States"), the Security Interest will be perfected in the Additional States by filing financing statements containing the information set forth in the New York Financing Statements and in the form required by each Additional State in the offices set forth on Schedule 2, to the extent that those security interests can be perfected by filing under the Applicable UCCs (as defined in paragraph (d) below).

         This opinion is subject to the following assumptions, exceptions and qualifications:

         The enforceability of the Documents may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (iii) subject to the qualification that certain remedial provisions of the Collateral Agreement and the Pledge Agreement (collectively, the "Security Documents") are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies afforded by the Security Documents inadequate for the practical realization of the rights and benefits purported to be provided by the Security Documents except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York.




         a) We express no opinion as to: (i) the enforceability of any provisions contained in the Documents that purport to establish (or may be construed to establish) evidentiary standards; (ii) the enforceability of any provisions contained in the Security Documents that constitute waivers which are prohibited under Section 9-501 of the NY-UCC; (iii) the enforceability of forum selection clauses in the federal courts; or (iv) the enforceability of set-off rights granted to participants.

         With respect to paragraphs 5, 6 and 7 above, we express no opinion as to: (i) any Principal Party's right, title or interest in or to any Collateral;
(ii) the laws of any other State or the perfection and effect of perfection or non-perfection of a security interest in the Collateral subject to the laws of any State other than New York, except as expressly provided in paragraph 7 above; (iii) the perfection of security interests in fixtures, equipment used in farming operations, farm products, consumer goods, timber or minerals or the like, or accounts resulting from their sale; or (iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in any patents, trademarks, trade names, service marks, copyrights, deposit accounts, insurance policies, real property, motor vehicles or any other items of property to the extent that a security interest in any of them is excluded from the coverage of Article 9 of the NY-UCC. In addition, (x) except as specifically set forth in paragraphs 5, 6 and 7 above, we express no opinion as to the perfection of any security interest and (y) except as specifically set forth in paragraph 5 above, we express no opinion as to the priority of any security interest.

         With respect to the opinions set forth in paragraph 7 above, we do not purport to be experts in the laws of any State other than the State of New York and have not obtained opinions of counsel admitted in any other State with respect to the perfection of the security interests created by the Collateral Agreement to the extent perfection is governed by the laws of any other State. In connection with that opinion, however, we have examined the provisions of
Section 9-103 and Section 9-401 of the Uniform Commercial Codes in effect in the Additional States (the "Applicable UCCs"), as those Sections appear in the Secured Transactions Guide published by Commerce Clearing House, Inc., updated through __________ (the "CCH Guide"), and our opinion set forth in paragraph 7, to the extent it involves conclusions as to perfection of security interests under the laws of the Additional States, is based solely upon that review. We have not reviewed any other provisions of the Applicable UCCs, nor the constitution nor any other applicable law of the Additional States, whether statutory, regulatory or case law, in giving this opinion, nor have we made any independent investigation of the accuracy of the provisions as published in the CCH Guide.

         We wish to point out that in the case of proceeds (as defined in Article 9 of the NY-UCC), the continuation of perfection of any security interest in them is limited to the extent set forth in Section 9-306 of the NY-UCC. We also wish to point out that the Applicable UCCs may have similar or other relevant provisions.

         We call to your attention the fact that (i) Article 9 of the NY-UCC requires the filing of continuation statements within the period of six months prior to the expiration of each five year period from the date of the original filing of financing statements, as applicable, in order to maintain the effectiveness of the filings referred to in this opinion, and (ii) additional filings may be necessary if any Debtor changes its name, identity or corporate structure or the jurisdictions in which its places of business, its chief executive office or the Collateral are located. We also wish to point out that the Applicable UCCs may have similar or other relevant provisions.

         Except as expressly provided in paragraph 7 above, this opinion is limited to the laws of the State of New York, and the federal laws of the United States of America (other than the Federal Communications Act of 1934 and any other Federal or state laws relating to the regulation of satellites or radio stations) that, in each case, in our experience, are normally applicable to credit transactions of the type contemplated by the Term Loan Agreement (collectively, the "Covered Laws"). This opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

         This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Term Loan Agreement and may not be circulated to, or relied upon by, any other Person, except that it may be circulated to any prospective Lender in accordance with the Term Loan Agreement and may be relied upon by any person who, in the future, becomes a Lender and may be disclosed by you to any regulatory agency having authority over a Lender upon its request.

                                Very truly yours,

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                                                      SCHEDULE 1

                          NEW YORK FINANCING STATEMENTS

                Debtor                       Secured Party                       Filing Office(s)
                ------                       -------------                       ----------------
Sirius Satellite Radio Inc.       United States Trust Company of New    New York Secretary of State County
                                  York, as collateral agent             Clerk, New York County, New York

                                                                      SCHEDULE 2

                     ADDITIONAL STATES FINANCING STATEMENTS

                Debtor                       Secured Party                       Filing Office(s)

Sirius Satellite Radio Inc.       United States Trust Company of New    California Secretary of State
                                  York, as collateral agent

Sirius Satellite Radio Inc.       United States Trust Company of New    [Nevada - to come]
                                  York, as collateral agent


                                                     [Date of Closing]







To the Lenders party to the
  Credit Agreement referred
  to below and Lehman Commercial
  Paper Inc., as Administrative Agent

Ladies and Gentlemen:

                  I am general counsel to Sirius Satellite Radio Inc., a Delaware corporation (the "Borrower"), and Satellite CD Radio, Inc., a Delaware corporation (the "Subsidiary" and, together with the Borrower, the "Principal Parties"), in connection with the Term Loan Agreement dated as of June 1, 2000 (the "Credit Agreement") among the Borrower, the financial institutions parties to the Credit Agreement on the date hereof (the "Lenders"), and Lehman Commercial Paper Inc., as administrative agent (the "Agent"). This opinion is being furnished to you at the request of the Borrower as provided by Section 4.1(k)(ii) of the Credit Agreement. Capitalized terms used and not otherwise defined have the respective meanings given those terms in the Credit Agreement.

                  In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents, each dated as of the date indicated below (collectively, the "Documents"):

                        the Credit Agreement;

                        the Notes dated as of the date hereof;

                        the Pledge Agreement dated as of the date hereof; and

                        the Collateral Agreement dated as of the date hereof.

                  In addition, I have examined: (i) the corporate records of the Principal Parties, including copies of the certificate of incorporation and by-laws of each Principal Party in effect on the date of this letter (collectively, the "Charter Documents") and copies of resolutions of the board of directors of the Borrower; and (ii) those other certificates, agreements and documents that I deemed relevant and necessary as a basis for my opinion.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated below, I am of the opinion that:

                       Each of the Principal Parties is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                       Each Principal Party has all necessary corporate power and authority to execute, deliver and perform its obligations under each Document to which it is a party and has duly executed and delivered each Document to which it is a party. The execution, delivery and performance by each Principal Party of each Document to which it is a party have been duly authorized by all necessary corporate action on the part of the Principal Party and do not violate its Charter Documents.

                       The execution and delivery by each Principal Party of each of the Documents to which it is a party and the performance by the Principal Party of its obligations under the Documents do not (i) violate or result in a breach of or default under the General Corporation Law of the State of Delaware, any order, writ, injunction or decree of which I have knowledge of any court or governmental authority or agency binding upon the Principal Party or to which the Principal Party is subject, or any agreement or instrument filed as an exhibit to the Borrower's Annual Report on Form 10-K for the year ended December 31, 1999 (other than the Senior Discount Note Indenture and the Senior Note Indenture) filed with the SEC to which the Principal Party is a party or by which the Principal Party is bound, or (ii) result in the creation or imposition of any Lien upon any of the assets of the Principal Party under the terms of any agreement or instrument referred to in clause (i) (except for Liens in favor of the Collateral Agent contemplated by the Documents).

                       To my knowledge, there are no legal proceedings pending or overtly threatened against the Borrower or any of its Subsidiaries, or to which the business, assets or property of the Borrower or any of its Subsidiaries are subject, which are reasonably likely to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole or on the validity or enforceability of any of the Documents.

                       All of the shares of Capital Stock described on Schedule I to the Pledge Agreement are owned of record by the Borrower.

                  I am a member of the bar of the State of New York and do not express any opinion as to matters governed by any law other than the laws of the State of New York and the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

                  This opinion is furnished solely for your benefit in connection with the transaction referred to in the Credit Agreement and may not be circulated to, or relied upon by, any other Person, except that it may be circulated to any prospective Lender in accordance with the Credit Agreement and may be relied upon by any person who, in the future, becomes a Lender and may be disclosed by you to any regulatory agency having authority over a Lender upon its request.

                                                 Very truly yours,

                                   Exhibit E-3

      Form of Legal Opinion of Wiley, Rein & Fielding, special FCC counsel to Borrower and its Subsidiaries


                                     [DATE]

To the Lenders party to the
Agreement referred to below and
Lehman Commercial Paper Inc.,
as Administrative Agent
c/o Lehman Commercial Paper Inc.
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

         We have served as special counsel to Sirius Satellite Radio Inc. ("the Borrower") solely in connection with Communications Laws (as hereafter defined). We are furnishing this opinion to you in connection with the $150,000,000 Term Loan Agreement, dated as of [xxx] (the "Agreement"), among each of the Lenders from time to time parties thereto, Lehman Brothers Inc. (as "Arranger"), Lehman Commercial Paper Inc. (as "Syndication Agent" and "Administrative Agent") and the Borrower, and the Collateral Agreement, dated as of [xxx] (the "Collateral Agreement"), made by the Borrower in favor of The Bank of New York (as "Collateral Agent") and the Second Amended and Restated Pledge Agreement, dated as of [xxx] (the "Pledge Agreement" and, together with the Collateral Agreement, the "Security Documents," and, collectively with the Agreement, the "Loan Documents"), among the Borrower, the Administrative Agent, The Bank of New York, as trustee, United States Trust Company of New York, as trustee, and the Collateral Agent. Unless otherwise defined herein, capitalized terms defined in the Loan Documents have the same meanings when used herein.

         In rendering our opinion, we have examined copies of the Loan Documents provided to us by the Borrower. We have also examined such other documents and instruments and such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. Additionally, we have relied upon the representations made by the Borrower in the Loan Documents and other documents referred to therein or contemplated thereby, upon the statements of officers and representatives of the Borrower, and upon records routinely available for public inspection at the Federal Communications Commission ("FCC") as of [date]. We have not examined the files or made inquiry of any state authority. We have assumed the

Lenders and Lehman Commercial Paper Inc.
DATE
Page 2


completeness of the public files maintained by the FCC and the accuracy and authenticity of all documents contained therein. With respect to factual matters relevant to our opinions herein, we have relied upon our review of the Loan Documents and discussion with officers and representatives of the Borrower of the factual contents of the Agreement relating to the Communications Laws and proceedings thereunder, without independent check or verification except as expressly stated herein.

         Our opinion herein is limited to matters arising under or involving the Communications Act of 1934, as amended, and the rules, regulations and written policies promulgated thereunder by the FCC, the International Telecommunication Union Constitution and Convention dated 1992, and the International Radio Regulations promulgated thereunder dated 1992 (collectively, "Communications Laws"). We express no opinion as to (i) matters arising under or involving any laws other than the Communications Laws, (ii) any jurisdiction other than the United States, or (iii) any state of the United States.

         Based upon the foregoing:

1.   To the best of our knowledge after due inquiry as described in this letter,
(a) the Borrower and its Subsidiaries hold the FCC authorizations, licenses and permits (the "FCC Licenses") set forth in Attachment A hereto, and (b) except as set forth in Attachment A hereto, these FCC Licenses constitute the only material FCC authorizations required or necessary for the Borrower or any of its Subsidiaries to operate a satellite digital audio radio service.

2. Except for any FCC filings or approvals which may be necessary prior to the exercise of any remedies under the Loan Documents in the event of default by the Borrower or any of its Subsidiaries and except for any informational filings which may be required, (a) the execution, delivery, and performance according to the terms of the Loan Documents, the consummation of the secured loan transaction contemplated therein, the granting of the security interests under the Security Documents and compliance by the Borrower or its Subsidiaries with their obligations under the Loan Documents do not violate the Communications Laws and (b) no consent, approval, authorization, or order of or filing with the FCC is necessary for the execution, delivery, and performance of the Loan Documents except for such consents, approvals, authorizations, or orders or filings as have already been obtained or made and remain in full force and effect and except to the extent that the failure to obtain such consents, approvals, authorizations, or orders or to make such filings would not, individually or in the aggregate, have a material adverse effect on the FCC Licenses.

3.   To the best of our knowledge after due inquiry as described in this letter,
(a) no adverse judgment, decree, or order of the FCC has been issued against the Borrower or

Lenders and Lehman Commercial Paper Inc.
DATE
Page 3

any of its Subsidiaries and (b) except as set forth in Attachment A and except for proceedings of general applicability to the industry, such as but not limited to any future proceeding as to the public interest responsibilities of the satellite digital audio radio service operators, no litigation, proceeding, inquiry or investigation has been commenced against the Borrower or any of its Subsidiaries before or by the FCC which, if decided adversely to the Borrower's or such Subsidiary's interest, could reasonably be expected to have a material adverse effect on the FCC Licenses.

4. Except as set forth in Attachment A and except for any further filings relating to the Borrower's change to a three satellite system, to the best of our knowledge after due inquiry as described in this letter, each of the Borrower and its Subsidiaries has made all material reports and filings and paid all fees required to date by the FCC necessary for the Borrower or any of its Subsidiaries to operate a satellite digital audio radio service.

5. To the best of our knowledge after due inquiry as described in this letter, the FCC has not issued to the Borrower or any of its Subsidiaries any qualification or rejection of any report or filing, the effect of which, individually or in the aggregate, would have a material adverse effect on the FCC Licenses.

         This opinion is being furnished to you subject to the qualifications and limitations expressed herein, and has been prepared solely for the use and benefit of the Lenders and the Administrative Agent in connection with the Agreement and may be disclosed by you to your auditors, bank regulators (to the extent required in connection with the Loan Documents) and professional advisors. This opinion may not be quoted in whole or in part or otherwise referred to, or furnished to any governmental agency or other entity or person, without our written consent, except as provided in the preceding sentence and except that this opinion may be circulated to any prospective Lender in accordance with the Agreement. It may not be used by any other person or entity without our written consent, and may be relied upon by the Lenders, the Administrative Agent and its counsel only with respect to the specific matters which are

Lenders and Lehman Commercial Paper Inc.
DATE
Page 4


the subject hereof. The opinion expressed herein is as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing opinion.

                                                     Very truly yours,



                                                     WILEY, REIN & FIELDING

Lenders and Lehman Commercial Paper Inc.
DATE
Page 5

                                  Attachment A

The Borrower or its Subsidiaries hold the following Licenses necessary for the operation of a satellite digital audio radio service:

1. Authorization to construct, launch and operate two satellites in the satellite digital audio radio service (Granted Oct. 10, 1997; subject to Petition for Review and not administratively final).

2. Special Temporary Authorization to launch three satellites into inclined and elliptical (non-geostationary) orbits and to test satellites (Granted Dec. 20, 1999; Renewed Apr. 12, 2000).


The Borrower or its Subsidiaries have applied for but does not hold the following FCC Licenses necessary for the operation of a satellite digital audio radio service:

1. Modification of authorization to construct, launch, and operate three geosynchronous inclined orbit satellites (Accepted for Filing Jan. 7, 1999).

2. License to operate a 4.5 meter X and S-band fixed earth station via three geosynchronous inclined orbit satellites. (Accepted for Filing Sept. 15, 1999).


The Borrower or its Subsidiaries have not applied for and do not hold the following FCC License, pending an FCC determination whether or not such License would be necessary for the operation of the terrestrial component of the satellite digital audio radio service.

1.   License to operate terrestrial repeaters.

                                                                       EXHIBIT F


                                  FORM OF NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE TERM LOAN AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH TERM LOAN AGREEMENT.

$____________                                                New York, New York
                                                              ________ __, 200_

                  FOR VALUE RECEIVED, the undersigned, SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to (the "Lender") or its registered assigns at the Payment Office specified in the Term Loan Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of
(a) ___________ DOLLARS ($____________ ), or, if less, (b) the unpaid principal amount of the Loans made by the Lender pursuant to Section 2.1 and Section 2.3 of the Term Loan Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.4 of the Term Loan Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.12 of the Term Loan Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Loans and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Loans.

                  This Note (a) is one of the Notes referred to in the Term Loan Agreement dated as of June 1, 2000 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Commercial Paper Inc., as Administrative Agent, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent, (b) is subject to the provisions of the Term Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Term Loan Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Term Loan Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE TERM LOAN AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE TERM LOAN AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                             SIRIUS SATELLITE RADIO INC.


                                             By:_______________________________
                                                Name:
                                                Title:

                                                                      Schedule A
                                                                         to Note
                                                                      ---------


              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

                                                      Amount
                                                   Converted to
      Date        Amount of Base Rate Loans      Base Rate Loans
----------------- -------------------------- -------------------------

----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


----------------- -------------------------- -------------------------


================= ========================== =========================

                             Amount of Base Rate         Unpaid Principal
 Amount of Principal of      Loans Converted to        Balance of Base Rate
 Base Rate Loans Repaid       Eurodollar Loans                Loans            Notation Made By
------------------------- -------------------------- ------------------------- ------------------

------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


------------------------- -------------------------- ------------------------- ------------------


========================= ========================== ========================= ==================

                                                                      Schedule B
                                                                         to Note
                                                                      ---------

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                                           Interest Period and   Amount of Principal
                     Amount of        Amount Converted    Eurodollar Rate with   of Eurodollar Loans
     Date        Eurodollar Loans    to Eurodollar Loans     Respect Thereto            Repaid
--------------- -------------------- -------------------- ---------------------- ---------------------

--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


--------------- -------------------- -------------------- ---------------------- ---------------------


=============== ==================== ==================== ====================== =====================

Amount of Eurodollar     Unpaid Principal
 Loans Converted to         Balance of             Notation
   Base Rate Loans       Eurodollar Loans          Made By
---------------------- ---------------------- -------------------

---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


---------------------- ---------------------- -------------------


====================== ====================== ===================

                                                                       EXHIBIT G



                          FORM OF EXEMPTION CERTIFICATE


                  Reference is made to the Term Loan Agreement, dated as of June 1, 2000 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among Sirius Satellite Radio Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Term Loan Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to subsection 2.17(d) of the Term Loan Agreement. The Non-U.S. Lender hereby represents and warrants under penalty of perjury that:

                1       The Non-U.S. Lender is the sole record and beneficial
owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

                2       The Non-U.S. Lender is not a "bank" for purposes of
Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

                3       The Non-U.S. Lender is not a 10-percent shareholder of
the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

                4       The Non-U.S. Lender is not a controlled foreign
corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code.

                5       The Non-U.S. Lender will promptly notify the Borrower
and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                      [NAME OF NON-U.S. LENDER]



                                      By:_______________________________
                                         Name:
                                         Title:


Date:  ____________________

EXHIBIT H

                             FORM OF LENDER ADDENDUM

                  Reference is made to the Term Loan Agreement, dated as of June 1, 2000 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among Sirius Satellite Radio Inc., the banks and other financial institutions from time to time parties thereto as Lenders, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and Lehman Commercial Paper Inc, as Administrative Agent. Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

                  Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 9.17 of the Term Loan Agreement, the undersigned hereby becomes a Lender thereunder having the Tranche A Term Loan Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.

                  THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ___ day of June, 2000.


                                     ------------------------------------------
                                     Name of Lender


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

Accepted and agreed:

SIRIUS SATELLITE RADIO INC.


By:
   ---------------------------
   Name:
   Title:

LEHMAN COMMERCIAL PAPER INC., as
  Administrative Agent

By:
   --------------------------------
   Name:
   Title:

                                                                      Schedule 1


                         COMMITMENTS AND NOTICE ADDRESS

Name of Lender:   ______________________________________

         Notice Address:   _____________________________

                           _____________________________

                           _____________________________

         Attention:        _____________________________

         Telephone:        _____________________________

         Facsimile:        _____________________________

Tranche A Term Loan Commitment:

                                                                       EXHIBIT I



                            FORM OF BORROWING NOTICE


To:      Lehman Commercial Paper Inc.
         3 World Financial Center
         New York, New York 10285
         Attention: Michael O'Brien
         Telecopy: (212) 526-7651
         Telephone: (212) 526-0437

                  Reference is hereby made to the Term Loan Agreement, dated as of June 1, 2000 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"; unless otherwise defined herein, terms defined therein being used herein as therein defined), among Sirius Satellite Radio Inc., a Delaware corporation, the Lenders from time to time party thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent.

                  Pursuant to Section 2.2 of the Term Loan Agreement, the Borrower hereby gives notice to the Administrative Agent that Loans of the type and amount set forth below be made to it on the date indicated below:

Type of Loan                 Facility           Amount             Date of Loan
------------                 --------           ------             ------------
Base Rate Loan               ______             _________          ____________



                  The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to it as follows:

                                      [insert transmittal instructions].
                                       -------------------------------

                  The undersigned hereby certifies that:

                1       No Default or Event of Default exists either now or
after giving effect to the borrowing described herein; and

                2       All the representations and warranties set forth in the
Term Loan Agreement and in the other Loan Documents (other than those representations and warranties expressly stated to relate to a particular date, in which case such representations and warranties were true and correct as of such date) are true and correct on and as of the date hereof as if made on and as of the date hereof, and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

                3       All conditions contained in the Term Loan Agreement to
the making of any Loan requested hereby have been met or satisfied in full.

                                                     SIRIUS SATELLITE RADIO INC.


                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:



                                                     DATE:  ___________________